                                                                  EXHIBIT 10.152




                               AGREEMENT OF LEASE

                              TEXACO INC., LANDLORD

                                       AND

                             ATLAS AIR, INC., TENANT

                             2000 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10650


                                NOVEMBER 9, 1999

                                TABLE OF CONTENTS


PREAMBLE DEFINITIONS AND CERTAIN TERMS........................................1

ARTICLE 1 DEMISE AND PREMISES.................................................5

ARTICLE 2 TERM/CONSTRUCTION...................................................6

ARTICLE 3 BASE RENT AND ADDITIONAL RENT......................................13

ARTICLE 4 ESCALATION FOR OPERATING EXPENSES..................................17

ARTICLE 5 ELECTRICITY........................................................20

ARTICLE 6 BUILDING SERVICES..................................................28

ARTICLE 7 HEAT, VENTILATING AND AIR CONDITIONING.............................32

ARTICLE 8 PARKING............................................................34

ARTICLE 9 USE, BUILDING NAME AND TENANT IDENTIFICATION.......................35

ARTICLE 10 CHANGES IN THE BUILDING AND ACCESS................................39

ARTICLE 11 EMINENT DOMAIN....................................................42

ARTICLE 12 REPAIRS AND MAINTENANCE...........................................44

ARTICLE 13 DESTRUCTION, FIRE AND OTHER CASUALTY..............................45

ARTICLE 14 INSURANCE.........................................................47

ARTICLE 15 TENANT ALTERATIONS................................................53

ARTICLE 16 TENANT'S PROPERTY.................................................58

ARTICLE 17 SURRENDER.........................................................59

ARTICLE 18 RECORDING ESTOPPEL CERTIFICATE, AND CONFIDENTIALITY...............60

ARTICLE 19 EVENTS OF DEFAULT AND TERMINATION.................................62

ARTICLE 20 ASSIGNMENT AND SUBLETTING.........................................64

ARTICLE 21 SECURITY DEPOSIT..................................................72

ARTICLE 22 QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND NOTICE TO LESSOR
           AND MORTGAGEES....................................................76

ARTICLE 23 BROKERAGE.........................................................80

ARTICLE 24 RE-ENTRY BY LANDLORD ON TENANT'S DEFAULT, CURING TENANT'S
           DEFAULTS..........................................................81

ARTICLE 25 NOTICES...........................................................83

ARTICLE 26 REQUIREMENTS OF LAW...............................................84

ARTICLE 27 NON-LIABILITY, INDEMNIFICATION AND NON-RECOURSE...................86

ARTICLE 28 DAMAGES...........................................................90

ARTICLE 29 WAIVERS, FAILURE TO ENFORCE TERMS, MODIFICATIONS..................92

ARTICLE 30 SHORING...........................................................94

ARTICLE 31 SUCCESSORS AND ASSIGNS, NO OTHER REPRESENTATIONS, CONSTRUCTION....95

ARTICLE 32 MISCELLANEOUS PROVISIONS..........................................96

ARTICLE 33 DISPUTE RESOLUTION................................................99

ARTICLE 34 EXPANSION SPACE...................................................99

ARTICLE 35 SECURITY.........................................................105

ARTICLE 36 CONTINUATION TERM................................................107

ARTICLE 37 SATELLITE ANTENNA................................................109

ARTICLE 38 FURNITURE........................................................112

ARTICLE 39 NEGATIVE COVENANT................................................112

ARTICLE 40 PAINTING.........................................................112

ARTICLE 41 PUBLICITY........................................................113

ARTICLE 42 STORAGE SPACE....................................................113

EXHIBITS....................................................................118

                                    EXHIBITS

EXHIBIT "A"                            FLOOR PLAN(S)

EXHIBIT "A-1"                          FLOOR PLAN(S)

EXHIBIT "A-2"                          FLOOR PLAN(S)

EXHIBIT "B"                            PRELIMINARY PLAN

EXHIBIT "C"                            RULES AND REGULATIONS

EXHIBIT "D"                            CLEANING SPECIFICATIONS

EXHIBIT "E"                            IRREVOCABLE LETTER OF CREDIT

EXHIBIT "F"                            FLOOR PLAN(S):
                                       PRELIMINARY EXPANSION SPACE

EXHIBIT "G"                            FLOOR PLAN(S):
                                       EXPANSION SPACE

EXHIBIT "H"                            FLOOR PLAN(S):
                                       ADDITIONAL EXPANSION SPACE

EXHIBIT "I"                            FLOOR PLAN(S): ALTERNATE EXPANSION SPACE
                                       AND ADDITIONAL EXPANSION SPACE

EXHIBIT "J"                            FURNITURE

EXHIBIT "J-1"                          FURNITURE II

EXHIBIT "K"                            TENANT DESIGN GUIDELINES

EXHIBIT "L"                            STORAGE SPACE

                                 LEASE AGREEMENT

         AGREEMENT OF LEASE (hereinafter referred to as the "Lease" or this "Lease") made as of the 9th day of November, 1999, by and between TEXACO INC., a Delaware corporation with offices at 2000 Westchester Avenue, White Plains, New York 10650 ("Landlord"), and ATLAS AIR, INC. a Delaware corporation, with an address at 538 Commons Drive, Golden, Colorado 80401 ("Tenant").

                                    PREAMBLE
                          DEFINITIONS AND CERTAIN TERMS


         For purposes of this Lease, the following terms shall have the following meanings set forth opposite each of them and the capitalized terms defined elsewhere in this Lease by inclusion in quotation marks and parentheses have the meanings so ascribed to them:

         "AFFILIATE": With respect to any specified entity or person at any time, an entity or person that, directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified entity or person. For purposes of this definition, "control" when used with respect to any specified entity or person means the power to direct the management and policies of such entity or person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "BASE RENT": The amounts set forth in Article 3, Section 1, adjusted in accordance with Articles 3, 4, 5, 34 and 36 hereof.

         "BUILDING": The office building erected at 2000 Westchester Avenue, in the Town of Harrison, County of Westchester and State of New York with a mailing address of 2000 Westchester Avenue, White Plains, New York 10650.

         "BUILDING STANDARD": The minimal standard of material, manufacture, quality, utility, design, size, capacity, finish and color specified by Landlord in the Tenant Design Guidelines, along with such additional standards as may be reasonably adopted and/or specified by Landlord with respect to standards of material, manufacture, quality, utility, design, size, capacity, finish and color not addressed in the Tenant Design Guidelines or which are specified but require modification when in Landlord's reasonable judgment, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interest of the Building or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building.

         "COMMENCEMENT DATE": The later to occur of: (i) the date of this Lease;
(ii) the date on which Landlord tenders possession of the Demised Premises, exclusive of the First Floor Demised Premises, to Tenant free of all leases, tenants and/or occupants, provided that Landlord shall have removed from the Demised Premises all of Landlord's (or such prior occupant's) furniture, office equipment and any other articles of movable personal property provided the same are not built into or installed in the Demised Premises; and (iii) the date on which Landlord so tenders possession of the First Floor Demised Premises to Tenant, if such tender occurs after the expiration of the First Floor Period.

         "COMMON BUILDING FACILITIES": The common facilities in or around the Building designed and intended for use by all tenants in the Building in common with Landlord and each other, including but not limited to hallways, elevators, fire stairs, delivery docks, restrooms, lobbies, and grounds, and shall also include such service establishments as may be available from time to time in the Building The terms and conditions governing the provision, use and availability of such common facilities and service establishments are further set forth in
Article 6 hereof.

         "COMPLEX": The Building, the land on which the Building stands and any adjoining land (and improvements thereon) and parking structures used in connection therewith, including, without limitation, all equipment, sidewalks, steps, plazas, curbs, parking areas, loading areas and ramps.

         "DEMISED PREMISES": That space in the Building constituting: (i) the space on the second floor of the Building between corridors "C" and "D" substantially as delineated on the floor plan(s) attached hereto and made a part hereof as Exhibit "A"; (ii) the space on the third floor of the Building between Corridors "C" and "D" substantially as delineated on the floor plan(s) attached hereto and made a part hereof as Exhibit "A-1"; and (iii) the space on the first floor of the Building between the Building's main lobby and Corridor "C" substantially as delineated on the floor plan(s) attached hereto and made a part hereof as Exhibit "A-2", the total area of which is the Leased Floor Space.

         "ELECTRIC ENERGY CHARGE": $1.875 per annum, per square foot, of Storage Space and Leased Floor Space excluding the Leased Floor Space for the Operations Center as hereinafter defined, which charge shall be in addition to Base Rent.

         "EVENTS OF FORCE MAJEURE": Any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Landlord's reasonable control.

         "EXECUTIVE CENTER": That portion of the Demised Premises on the Third Floor of the Building, West of Corridor D, currently designated as the West Conference Center, as altered pursuant to Tenant's Plans.

         "EXPIRATION DATE": The last day of the calendar month in which occurs the end of a twelve (12) year, six (6) month period measured from the Commencement Date (if the Commencement Date shall occur on a day other than the first day of a calendar month, such period shall run and be measured from the first day of the calendar month following the Commencement Date) or an earlier date on which this Lease may expire or be cancelled or terminated pursuant to the terms of this Lease or such later date on which this Lease may expire or be cancelled or terminated during the Continuation Term of this Lease as set forth in Article 36 hereof.

         "FIRST FLOOR DEMISED PREMISES": That portion of the Demised Premises constituting the space on the first floor of the Building between the Building's main lobby and Corridor "C" substantially as delineated on the floor plan(s) attached hereto and made a part hereof as Exhibit "A-2".

         "FIRST FLOOR PERIOD": The period commencing with the date of this Lease, and ending with the later of: (i) 60 days after the date of this Lease and (ii) such later date as Tenant may agree to, if in Tenant's judgment an extension to such later date would not interfere with the completion of Tenant's Work.


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

         "LANDLORD'S CHARGE": The reasonable costs charged Landlord or Landlord's contractor by, or paid by Landlord or Landlord's contractor to, its architects and engineers, subcontractors, suppliers, materialmen, employees and agents in connection with work Landlord may perform for Tenant under and pursuant to the terms of this Lease, plus 10% of such costs for general conditions (such as on-the-job services, supervisory personnel and use of elevators and hoists), and (b) an additional sum of 10% of such cost for Landlord's overhead. Notwithstanding the foregoing, there shall be no charge for freight elevator use and loading dock use by Tenant during Standard Business Hours in connection with Tenant's initial move of furniture and equipment from its Queens and Denver facilities.

         "LEASED FLOOR SPACE": The total number of rentable square feet of space in the Demised Premises, which for purposes of this Lease, the parties agree and stipulate is 119,524 square feet as of the Commencement Date, plus any additional rentable square feet which the Tenant opts to lease pursuant to
Article 34 hereof.

         "LEASING BROKER":  The Staubach Company of New York LLC.

         "OPERATIONS CENTER": That portion of the Demised Premises designated in Tenant's Plans as Tenant's self-contained, 24 hour Operations Center.

         "RENT YEAR": The period commencing on the first day of the calendar month immediately following the end of a six (6) month period from the Commencement Date (if the Commencement Date shall occur on a day other than the first day of a calendar month such period shall run and be measured from the first day of the calendar month following the Commencement Date) and each twelve month period thereafter measured from each anniversary date (except that if the period between the last such anniversary and the Expiration Date is less than twelve months, then the last Rent Year shall be such lesser period).

         "SECURITY DEPOSIT": $3,000,000.00 deposited pursuant to Article 21 hereof.

         "STANDARD BUSINESS HOURS": 8:00 a.m. to 6:00 p.m. every day except Saturdays, Sundays, the days observed by the Federal or New York State government as legal holidays and the day after Thanksgiving, the day before or after each of Christmas, New Years and July 4th, as Landlord shall designate.

         "TENANT DESIGN GUIDELINES": The Tenant Design Guidelines annexed hereto and made a part hereof as Exhibit "K", as amended from time to time in accordance with the terms thereof.

         "TENANT LEASING EXPENSES": The Base Rent abatement provided in Section 2 of Article 3, the Storage Space rent abatement provided in Section 2 of
Article 42, the Tenant Improvement Allowance provided in Article 2, and all obligations, expenses and liabilities of Tenant assumed or paid for by Landlord in consideration of Tenant's entering into this Lease.

                                    ARTICLE 1
                               DEMISE AND PREMISES

         SECTION 1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Demised Premises for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Landlord and Tenant agree to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

         SECTION 2. Subject to the restrictions herein, this Lease includes the right of Tenant to use (i) Common Building Facilities and (ii) Tenant's Parking Spaces.

         SECTION 3. Landlord and Tenant agree that the general location, size and layout of the Demised Premises as outlined in Exhibits "A", "A-1" and "A-2" shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Demised Premises and the Building will be exactly as indicated on Exhibits "A", "A-1" and "A-2". Landlord represents that the general location, size and layout of the Demised Premises is substantially as shown on Exhibits "A", "A-1" and "A-2".

         SECTION 4. Nothing herein contained shall be construed as a grant or demise by Landlord to Tenant of the roof or exterior walls of the Building, of the space above and below the Demised Premises, of the parcel of land on which the Demised Premises are located, and/or of any parking or other areas adjacent or underneath the Building.

         SECTION 5. Landlord represents and warrants that the Building was constructed during the years 1974 through 1977 and contains no ACM, PCB'S, lead-based paint, or urea formaldehyde foam. Landlord represents that to the best of Landlord's knowledge, Landlord has received no notice that the Demised Premises are not currently in compliance with all present laws and requirements of public authorities. Landlord has not made any further representations or warranties whatsoever with respect to the Demised Premises. Tenant acknowledges that it is fully familiar with the Demised Premises and the condition and state of repair thereof on the date hereof.

                                    ARTICLE 2
                                TERM/CONSTRUCTION

         SECTION 1. The term of this Lease and the estate hereby granted (hereinafter collectively called either the "Lease Term" or the "Term of this Lease") (a) shall commence on the Commencement Date and (b) shall end at 11:59 p.m. on the Expiration Date or on such earlier date upon which the term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

         SECTION 2. Tenant shall accept the Demised Premises "As Is". "As Is" shall mean in the same condition and repair in which the prior occupant vacated such space, and Tenant shall be responsible for any demolition and removal of any improvements existing in the Demised Premises in connection with the prior occupancy, and all other work as may be necessary to convert the Demised Premises in accordance with Tenant's requirements as further set forth in
Section 3 of this Article. Landlord shall not be responsible for performing any work with respect to readying the Demised Premises for Tenant's occupancy. Any work, changes or improvements made to such space shall be performed at Tenant's sole cost and expense unless otherwise provided in Section 3 of this Article. Notwithstanding the foregoing, Landlord shall deliver the Demised Premises free of all leases, tenants and occupants and shall have removed from the Demised Premises all of Landlord's (or such prior occupant's) furniture, office equipment and any other articles of movable personal property provided the same are not built into or installed in the Demised Premises. The taking of the Demised Premises by Tenant for the performance of Tenant's Work (as defined in Section 3 of Article 2) shall be conclusive evidence that Landlord properly delivered the Demised Premises to Tenant and that at such time the Demised Premises was in satisfactory condition and that Landlord had no further obligations relative to the construction of the Demised Premises, except as otherwise expressly set forth in this Lease.

         SECTION 3. (A) Based upon a preliminary plan attached hereto as Exhibit "B", Tenant, at Tenant's sole cost and expense shall furnish to Landlord for Landlord's approval, complete working plans, specifications and drawings (collectively referred to as "Tenant's Plans") for all of the work to be performed in the Demised Premises to fit the Demised Premises for use by Tenant in the conduct of its business ("Tenant's Work"). Tenant's Plans shall be prepared and stamped by an architect licensed in New York State and in form and substance adequate to obtain all necessary permits and to comply with all laws, rules and regulations (including, without limitation, Title III of The Americans with Disabilities Act of 1990, as amended) of all public authorities having jurisdiction with respect to the Building, and shall include each and every item necessary and appropriate to the performance of Tenant's Work. Tenant agrees that it shall be solely responsible, at its expense, for the costs of compliance with the Americans With Disabilities Act of 1990, as amended as it pertains to Tenant's Work in the Demised Premises. All of Tenant's Plans, including any revisions thereto ("Revisions"), are subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld, but no approval shall be deemed an agreement by Landlord that the work included therein is in compliance with any legal requirements or is otherwise feasible. During such period of review, Tenant agrees to promptly respond to Landlord's questions regarding Tenant's Plans. Within thirty (30) days after Landlord's receipt of Tenant's Plans, Landlord shall either approve (if acceptable to Landlord) Tenant's Plans or advise Tenant specifically that Tenant's Plans are not approved and propose specifically the changes recommended. Tenant shall respond to Landlord's objections by resubmitting revised Tenant's Plans to Landlord for approval and the above procedure shall be repeated, provided, however, that the time period for Landlord's review of the revised Tenant's Plans shall be reduced from thirty
(30) days to fifteen (15) days. In the event Landlord gives timely notice of continued objections, the changes shall be made by Tenant's architect in such manner as to conform with Landlord's requirements. Landlord shall bear its costs and expenses incurred in Landlord's review of Tenant's Plans. After Landlord's approval of Tenant's Plans, Tenant shall obtain, at Tenant's cost and with Landlord's cooperation, a building permit (including, without limitation, plumbing and electrical permits) for the performance of Tenant's Work.

               (B) Landlord shall reimburse Tenant for the cost of Tenant's Work in an amount not to exceed $25.00 per square foot of Leased Floor Space (the "Tenant Improvement





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

Allowance") in accordance with the terms of this Article. No more than ten (10%) percent of the Tenant Improvement Allowance may be used to reimburse Tenant for "soft costs" in connection with Tenant's Work. The term "soft costs" shall include, but shall not be limited to legal, architectural, engineering, telecommunication and other such professional service and consulting fees.

               (C) As soon as practicable after Tenant's Plans have been approved by Landlord and building permits have been obtained allowing for the commencement of Tenant's Work, Tenant agrees, at its sole cost and expense, to promptly proceed with the construction of Tenant's Work in the Demised Premises in accordance with the approved Tenant's Plans using Tenant's own contractors which have been approved by Landlord. With respect to Tenant's selection of contractors to perform Tenant's Work, the general contractor employed by Tenant to perform Tenant's Work shall be subject to Landlord's reasonable approval. Additionally, it is expressly understood and agreed that Landlord shall require Tenant to use specific mechanical, electrical, plumbing and telecommunications subcontractors, along with specific subcontractors with respect to work related to the Building's life safety systems, to be selected by Tenant from a list of such subcontractors delivered to Tenant upon Landlord's execution of this Lease. The aforesaid list of subcontractors shall have at least three (3) subcontractors listed for each category of work. Tenant covenants that it will use its best efforts to have the alterations, additions or improvements to effectuate Tenant's Work made with a minimum of delay and in a good and workmanlike manner and will pay promptly all amounts due in connection with the construction. With respect to Tenant's performance of Tenant's Work hereunder all of Tenant's duties and obligations set forth in Article 15 (relating to Tenant's duties and obligations in making Tenant's Changes) shall be applicable to and binding upon Tenant with respect to any such work in readying the Demised Premises for Tenant's initial occupancy. Landlord shall permit Tenant and/or its agents or contractors to enter the Demised Premises at Tenant's sole risk in order to perform through its own contractors Tenant's Work. If at any time such entry shall cause interference or labor disputes, then this license may be withdrawn by Landlord immediately upon written notice to Tenant specifying the reasons therefor. In the event Landlord incurs any charges from Landlord's agents or contractors as a result of Tenant's Work, as provided in this Section (including, but not limited to, charges for use of construction or hoisting equipment on the Building site and overtime charges if other than trade working hours are involved) such charges shall be deemed an obligation of Tenant and shall be payable to Landlord within ten (10) days of being billed therefor. Landlord agrees to reimburse Tenant monthly upon submission of paid invoices approved by Landlord's architect up to an amount not exceeding the Tenant Improvement Allowance after Tenant has presented Landlord with: (i) invoices marked paid with respect to Tenant's Work and (ii) releases of liens from those contractors and/or subcontractors performing Tenant's Work.

               (D) (i) If Tenant's Plans include an Emergency Generator System, such system shall be governed by this Subsection 3(D). In this Lease, "Emergency Generator System" shall mean a new emergency generator, the electrical system to be associated therewith, a new above-ground fuel oil tank to be associated therewith, an uninterruptible power supply (UPS System) to be associated therewith, and any other similar systems, in each case of the kind specified by Tenant in Tenant's Plans or actually installed, to provide emergency power to the Operating Center. (ii) The Emergency Generator System shall be purchased for Landlord's account by Tenant and shall remain the sole and exclusive property of Landlord. The Emergency Generator System shall be located at a place reasonably proximate to the Demised Premises specified in Tenant's Plans, as approved by Landlord. The installation of the Emergency Generator System shall be performed by Tenant as part of Tenant's Work. Any aspect of the installation that in Landlord's reasonable judgment affects the electrical feeds to the Building or requires the shut-down of the Building's electrical system shall be conducted at such times and with such supervision and inspections by Landlord as Landlord may require; any additional costs arising from the foregoing, including Landlord's reasonable costs, shall be Tenant's responsibility. Tenant shall pay such costs of Landlord within ten (10) days after Tenant's receipt of an invoice therefor.
(iii) The purchase price of the Emergency Generator System and the cost of installation thereof except those costs that are Tenant's responsibility under subsection (ii) above ("Emergency Generator Costs") shall be allocated between Landlord and Tenant, in cash and exclusive of the Tenant Improvement Allowance, as follows: (x) the purchase price of the new above-ground fuel oil tank and the cost of installation thereof shall be the responsibility of Landlord; (y) if all other Emergency Generator Costs are $300,000.00 or less, Landlord and Tenant shall each be responsible for exactly one-half (1/2) of such Emergency Generator Costs; and (z) if such Emergency Generator Costs exceed $300,000.00, Landlord shall be responsible for $150,000.00 of such Emergency Generator Costs, and Tenant shall be responsible for the amount by which such Emergency Generator Costs exceed $150,000.00. Landlord and Tenant shall provide each other with such supporting information as each may reasonably request, and shall promptly make such payments or reimbursements as are necessary, to achieve such allocation. (iv) In consideration of such allocation, Landlord shall, without further charge to Tenant, lease the Emergency Generator System to Tenant for the Lease Term. Pursuant to such lease, Tenant shall be responsible for the repair, maintenance, operation and insurance of, and shall indemnify Landlord pursuant to Article 27 with respect to, the Emergency Generator System, to the same extent as if the Emergency Generator System were Tenant's Property located in the Demised Premises pursuant to this Lease. Any aspect of such repair, maintenance or operation that in Landlord's reasonable judgment affects the electrical feeds to the Building or requires the shut-down of the Building's electrical system shall be conducted at such times and with such supervision and inspections by Landlord as Landlord may require; any additional costs arising from the foregoing, including Landlord's reasonable costs, shall be Tenant's responsibility. Tenant shall pay such costs of Landlord within ten (10) days after Tenant's receipt of an invoice therefor. At the end of the Lease Term, Tenant shall return the Emergency Generator System to Landlord in the same condition as it was in when first installed, ordinary wear and tear excepted.


               (E) Tenant shall install as part of Tenant's Work a fire safety sprinkler system and an ADA strobe system in the Demised Premises of the same kind installed in the space presently occupied by Texaco Inc. and its Affiliates and required by governmental authorities having jurisdiction over the Building ("Safety System"). The Safety System shall be purchased for Landlord's account by Tenant and shall remain the sole and exclusive property of Landlord. The purchase price of the Safety System and the cost of installation thereof ("Safety Costs") shall be Landlord's responsibility, without regard to the Tenant Improvement Allowance. The invoices for Safety Costs shall be delivered by Tenant upon Tenant's receipt of same to Landlord for payment in accordance with the terms of the invoices. Landlord covenants to leave Safety System where installed for the duration of the Lease Term.

               (F) At the time Landlord approves Tenant's Plans (including Revisions, if any), Landlord shall notify Tenant what items of Tenant's Work shall, unless Landlord otherwise elects by giving Tenant notice of not less than thirty (30) days prior to the expiration or termination of this Lease, become the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of the Term. The foregoing shall not include Tenant's trade fixtures and furniture. The remainder of Tenant's Work must be removed by Tenant at the Expiration Date or earlier Termination of this Lease. If Landlord fails to notify Tenant of such possible removal obligation at the time of Landlord's approval of Tenant's Plans (including Revisions, if any), Tenant shall not be required to remove items appearing in such approved plans. If at the Expiration Date or earlier termination of this Lease, Tenant does not remove such items of Tenant's Work as Tenant shall be obligated to remove, Tenant shall be obligated to pay Landlord for the cost of such removal, including the cost of repairs of damage caused by such removal and restoration. Tenant shall not be obligated to remove cosmetic non-structural changes not affecting and not interfering with the Building's building systems or the certificate of occupancy for the Building or interfere with the use of the Building by other occupants, or ordinary walls and partitions made to divide space for use by Tenant's personnel except that Landlord may require the removal of all or any part of the Operations Center or Executive Center.

               (G) It is understood that Tenant shall be solely responsible for the plans and specifications or other construction documents used by Tenant in connection herewith and for any liabilities or obligations based upon or in connection with the construction contracts and for any loss or damage resulting from the use of any of the foregoing and Tenant hereby releases, discharges, indemnifies, defends and holds Landlord harmless from and against any and all liabilities or claims for damages of losses of any kind, whether legal or equitable, or from any action, and the expenses of defending any action, arising or alleged to arise out of or in connection with the performance of any work pursuant thereto, except to the extent caused by any negligent or otherwise wrongful act or omission of Landlord, its employees and agents. Tenant, at Landlord's request, shall defend, at Tenant's cost and expense, any claim, action or proceeding in connection with or based upon any of the foregoing or the work done in performance thereto.

               (H) Upon completion of Tenant's Work, Tenant shall provide Landlord with two (2) copies of "as built" plans certified by Tenant's general contractor and architect as correct.

               (I) All materials and workmanship provided or performed hereunder shall be at least Building Standard.

               (J) Tenant shall be responsible for all damage to the Building or Complex caused by trades employed by Tenant.

               (K) Landlord may, prior to the commencement of Tenant's Work or at any other time thereafter, require Tenant to furnish a bond to Landlord in an amount satisfactory to Landlord written by a surety company acceptable to Landlord guaranteeing the completion of Tenant's Work and payment of all contractors, subcontractors, materialmen, suppliers and the like.

               (L) If Tenant fails to timely perform or complete Tenant's Work, Landlord, in addition to any other right or remedy it may have may give Tenant at least sixty (60) days' written notice that if a specified failure, omission or delay is not cured by the date therein stated, this Lease shall be deemed cancelled and terminated. If such notice shall not be complied with, this Lease shall, on the date stated in such notice, be cancelled and terminated, without prejudice to Landlord's rights hereunder. In the event of a cancellation of this Lease by Landlord by reason of a default by Tenant pursuant to this Section, Landlord shall be entitled to receive, in addition to any other damages, Landlord's actual expenses for brokerage commissions and reasonable attorneys, architectural, engineering or other fees incurred in connection with this Lease. In exercising any of the foregoing remedies, Landlord shall be entitled to retain and have recourse to any bond or escrow deposit provided by Tenant under paragraph "K" of this Section.

         SECTION 4. When the Commencement Date shall have been initially determined, Landlord and Tenant shall, upon the request of either of them, execute and deliver to each other duplicate originals of a Commencement Date Statement prepared by Landlord in recordable form, which shall specify the Commencement and Expiration Dates of the Lease Term, along with the first day of the first Rent Year. Upon execution and delivery of the Commencement Date Statement it shall be deemed a part of this Lease. Any failure of Tenant to execute such statement shall not affect Landlord's determination of the Commencement Date, and such statement shall be deemed approved and accepted if not received back by Landlord within fifteen (15) days of submission by Landlord. After Landlord delivers the First Floor Demised Premises, the Landlord and Tenant shall, upon the request of either of them, execute and deliver to each other duplicate originals of a statement prepared by Landlord in recordable form that confirms the delivery date of the First Floor Demised Premises. If the Commencement Date subsequently changes as a result of Landlord's failure to deliver the First Floor Demised Premises before the expiration of the First Floor Period, a new Commencement Date Statement providing the changed date shall be prepared in accordance with the terms of this Section 4, Article 2.

         SECTION 5. If permission is given to Tenant to enter into possession or occupancy of the Demised Premises or any other premises in the Building prior to the Commencement Date, Tenant covenants and agrees that such possession and occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. Notwithstanding the occurrence of the Commencement Date, during the First Floor Period the First Floor Demised Premises shall not be subject to the terms, covenants, conditions and provisions of this Lease, and shall remain in sole possession of the Landlord, except that during the First Floor Period, Landlord shall allow Tenant reasonable access to the First Floor Demised Premises for review and inspection as necessary with respect to Tenant's Work.

         SECTION 6. The parties hereto agree that this Article covers Tenant's rights with respect to the time possession of the Demised Premises is to be delivered to it and constitutes an "express provision to the contrary" and Tenant hereby waives any rights to rescind this Lease and/or recover damages which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York.

                                    ARTICLE 3
                          BASE RENT AND ADDITIONAL RENT

         SECTION 1. The Base Rent is to be paid in monthly installments by Tenant as set forth below, with the amounts below adjusted in accordance with the terms of this Lease, for the respective periods during the term of the Lease. All such monthly rental installments are payable on the first day of each month, in advance, and without abatement, offset or deduction whatsoever (except as set forth in Section 2 of this Article 3) as follows:

                             ANNUAL
      RENT YEAR             BASE RENT              MONTHLY INSTALLMENT
      ---------          -------------             -------------------
          1              $2,629,528.00                 $219,127.33
          2              $2,629,528.00                 $219,127.33
          3              $2,629,528.00                 $219,127.33
          4              $2,629,528.00                 $219,127.33
          5              $2,868,576.00                 $239,048.00
          6              $2,868,576.00                 $239,048.00
          7              $2,868,576.00                 $239,048.00
          8              $2,868,576.00                 $239,048.00
          9              $3,107,624.00                 $258,968.67
         10              $3,107,624.00                 $258,968.67
         11              $3,107,624.00                 $258,968.67
         12              $3,107,624.00                 $258,968.67


         SECTION 2. Provided Tenant is otherwise in compliance with the terms of this Lease, the Base Rent payable by Tenant shall fully abate: (i) for the period preceding the first day of the first Rent Year; and (ii) for the first, second, third and fourth months of the third Rent Year.

         SECTION 3. Whenever used in this Lease, the terms (insofar as they pertain to this Lease) "rent" or "rents" shall mean Base Rent and additional rent.

 SECTION
4. Tenant shall pay to Landlord without notice or demand and without abatement, deduction or set-off, in lawful money of the United States of America, at the office of Landlord as specified herein or at such other place as Landlord may designate, the Base Rent reserved under this Lease for each Rent Year of the Lease Term, payable in equal monthly installments in advance on the first day of each and every calendar month during the Lease Term, except that Tenant shall pay the first monthly installment on the execution hereof; and additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord pursuant to this Lease (for default in payment of which Landlord shall have the same remedies as for a default in payment of Base Rent). All such payments shall be made by check drawn on a bank or trust company which is a member of the New York Clearing House Association. If any check tendered by Tenant, for any payment due, shall be dishonored by the payor bank, Tenant shall pay Landlord, without prejudice to any of Landlord's rights and remedies, in compensation for the additional administrative, bookkeeping and collection expense incurred by reason of such dishonored check, the sum of $50.00. If Tenant's payment of any installment of Base Rent or additional rent shall be received by Landlord more than ten (10) days after such payment is due from Tenant, Tenant shall be required to pay a late charge of five (5%) percent of the unpaid installment of the Base Rent or additional rent. Such late charge is intended to compensate Landlord for additional expense incurred by Landlord in processing such late payments. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment. Tenant agrees that the late charge imposed is fair and reasonable. Tenant further agrees that the late charge assessed pursuant to this Lease is not interest and the late charge assessed does not constitute a lender/borrower relationship between Landlord and Tenant.

         SECTION 5. In the event of a default by Tenant in its obligations under this Lease, beyond applicable grace periods, if any, and provided that such default occurs within four (4) years of the Commencement Date, in addition to Landlord's other rights and remedies and to the damages set forth in Article 28 hereof, there shall be immediately payable by Tenant to Landlord, as additional rent, an amount equal to: all Tenant Leasing Expenses incurred, granted or assumed by Landlord in connection with the Lease to the extent not otherwise recovered by Landlord, multiplied by a fraction, the numerator of which is the amount of days of the Lease Term which remain as of the date of such default and the denominator of which is the total days of the entire Lease Term. For purposes of computing the Tenant Leasing Expenses, for the period preceding the first Rent Year the sum of the rent abatement for Base Rent plus the abatement for Storage Space Rent is $1,336,571.50, and for the period of the third Rent Year the sum of the rent abatement for Base Rent plus the abatement for Storage Space Rent is $891,047.64.

         SECTION 6. If the Base Rent or any additional rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law (in the nature of a rent freeze or rent restriction), Tenant shall enter into such agreement(s) and take such other action (without additional expense to Tenant) as Landlord may reasonably request, as and may be legally permissible, to permit Landlord to collect the maximum Base Rent and additional rent which may from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amount of Base Rent or additional rent payable under this Lease. Upon the termination of such rent restriction prior to the Expiration Date, (a) the Base Rent and additional rent shall become and thereafter be payable under the Lease in the amount of the Base Rent and additional rent set forth in this Lease for the period following such termination until the Expiration Date, and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (1) the Base Rent and additional rent which would have been payable pursuant to this Lease, but for such legal rent restriction, less (2) the Base Rent and additional rent paid by Tenant during the period that such legal rent restriction was in effect.

         SECTION 7. The receipt or acceptance by Landlord of Base Rent and/or additional rent with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

         SECTION 8. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Base Rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided. The payment of Base Rent or additional rent by Tenant shall not be deemed a waiver of Tenant's right to dispute any specific item or items charged to Tenant as rent by Landlord.

         SECTION 9. In the event (i) that the Expiration Date or earlier termination date of this Lease shall be a day other than the last day of the Lease Term or (ii) of any increase or decrease in the area of the Demised Premises (as may be provided herein), then in each such event Tenant's obligation to pay Base Rent and/or additional rent shall be recomputed and/or prorated to account for such change in the Expiration Date or the size of the Demised Premises, as the case may be.

                                    ARTICLE 4
                        ESCALATION FOR OPERATING EXPENSES


         Tenant agrees to pay to Landlord, in addition to the Base Rent set forth in Article 3, additional rent resulting from periodic increases in operating expenses as determined in accordance with this Article.

         SECTION 1. In this Article and elsewhere in this Lease, the following definitions apply:

               (A) "Operating Expenses" shall mean $8.00 per square foot, which is an agreed upon base amount used to calculate the additional rent to be paid pursuant to this Article.

               (B) "Base Operating Expense Amount" shall mean $987,912.00 (Operating Expenses multiplied by the total of 119,524 square feet [of Leased Floor Space] plus 3,965 square feet [of Storage Space]).

               (C) "Base Month" shall be January, 2000.

               (D) "Measuring Month" shall be January, 2001 and each January thereafter during the Lease Term.

               (E) "Price Index" shall mean "Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor, all Items, New York, New York - Northeastern, New Jersey, for urban wage earners and clerical workers or a successor or substitute index appropriately adjusted.

               (F) "Operational Expense Escalation Statement" shall mean a statement in writing signed by Landlord and delivered to Tenant each year setting forth: (i) the Price Index for the Base Month; (ii) the Price Index for the Measuring Month; (iii) the amount, if any, by which the Price Index for the Measuring Month exceeds the Price Index for the Base Month; and (iv) if there is such an excess, an amount equal to the percentage increase of such excess multiplied by the Base Operating Expense Amount. Landlord, for Tenant's convenience, shall deliver to Tenant, along with the Operational Expense Escalation Statement, a copy of the reference source used by Landlord in preparing the Operational Expense Escalation Statement.

               (G) "Operating Year" shall mean the first day of the calendar month immediately following the Base Month and each twelve (12) month period thereafter measured from each anniversary date of the first day of the calendar month immediately following the Base Month (except that if the period between the last such anniversary and the Expiration Date in less than twelve (12) months, then the last Operating Year shall be such lesser period).

         SECTION 2. In the event the Price Index for the Measuring Month reflects an increase over the Price Index for the Base Month, then the Base Operating Expense Amount shall be multiplied by the percentage difference between the Price Index for the Measuring Month and the Price Index for the Base Month, and the resulting amount shall be paid as additional rent by Tenant to Landlord to the extent that the Price Index for the then current Measuring Month is not more than ten (10%) percent greater than the Price Index for the previous year's Measuring Month. If the Price Index for the Measuring Month is more than ten (10%) percent greater than the Price Index for the previous year's Measuring Month, Tenant shall pay in addition to the amount required to be paid under the previous sentence an amount equal to one-half (1/2) of the resulting amount which exceeds such ten (10%) percent increase.

               (A) The following illustrates the intention of the parties hereto as to the computation of the additional rent pursuant to this Article:

               Assuming that the Price Index for the Base Month was 102.0 and that the Price Index for the Measuring Month was 105.0, then the percentage increase thus reflected, i.e., 2.94117% (3.0/102.0) would be multiplied by $987,912.00 (the Base Operating Expense Amount), and the additional rent would be $29,056.17.

               (B) In the event that the Price Index ceases to use 1982-1984 = 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to a figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Lease not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used. No adjustments or recomputations, retroactive or otherwise shall be made due to any revision that may later be made in the first published figure of the Price Index for any month.

         SECTION 3. The additional rent in this Article 4 shall be paid by Tenant to Landlord as follows:

               (A) The additional rent due and owing hereunder for the Operating Year immediately following the Base Month shall be payable by Tenant to Landlord on or before the later of (1) the last day of the month immediately following the first Measuring Month, or (2) thirty (30) days after Landlord shall furnish Tenant with an Operational Expense Escalation Statement detailing the manner in which Tenant's additional rent was computed.

               (B) The additional rent owing hereunder for all subsequent Operating Years shall be paid by Tenant to Landlord as herein set forth. Prior to the commencement of each subsequent Operating Year, the Landlord shall reasonably estimate Tenant's share of additional rent to be due and owing Landlord during such Operating Year and furnish Tenant with written notice of such estimate. Tenant shall thereafter pay to Landlord, on the first day of each month during the Operating Year, one-twelfth (1/12) of the Landlord's estimated amount. Within thirty (30) days after the end of each Operating Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant an Operational Expense Escalation Statement for the Operating Year just ended. If such Operating Expense Escalation Statement evidences that Tenant has underpaid the amount of additional rent due and owing during the Operating Year, even after having made the estimated payments outlined herein, then in such event, Tenant shall pay the amount of such underpayment to Landlord as additional rent within ten (10) days after Tenant's receipt of the Operating Expense Escalation Statement. If Tenant has overpaid the amount of additional rent owing pursuant to this provision, and Tenant is not in default under this Lease, Landlord shall credit Tenant the amount of such overpayment against the next month's rent owed by Tenant; provided, that in the case of an overpayment for the final Operating Year, Landlord shall refund such overpayment to Tenant within ten (10) days following the delivery of the Operational Expense Escalation Statement for the final Operating Year.

         SECTION 4. Every Operational Expense Escalation Statement given by Landlord to Tenant as set forth herein shall be conclusive and binding upon Tenant unless (a) within ten (10) days after the receipt of such statement, Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which such statement is claimed to be incorrect, and (b) if such dispute shall not have been settled by agreement, the parties shall submit the dispute to arbitration within thirty (30) days after receipt of such statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of the Operational Expense Escalation Statement, pay additional rent in accordance with such statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with the Operational Expense Escalation Statement, with interest thereon from the date of Landlord's receipt of such overpayment in an amount equal to two hundred (200) basis points over the prime rate in effect, as reported in The Wall Street Journal, until paid.

         SECTION 5. In no event shall Base Rent originally provided to be paid under this Lease be reduced by virtue of this Article.

         SECTION 6. The computations of additional rent under this Article are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building and Complex (as defined in this Lease).


                                    ARTICLE 5
                                   ELECTRICITY

SECTION 1. As an incident to this Lease, after the Commencement Date, Landlord shall furnish to Tenant electric current at the Electric Energy Charge to be used by Tenant in, or in connection with, the lighting fixtures and Tenant's ordinary office equipment to be installed in the Demised Premises, exclusive of such instrumentalities for electricity and/or HVAC so located in the Operations Center and After Hours HVAC so located in the Executive Center which are to be separately submetered as further referenced in Section 5 of this Article 5 and
Section 1 of Article 7 hereof. The term "ordinary office equipment" as used throughout this Article shall include, but shall not be limited to, computers (provided the same does not constitute a mainframe operation), computer printers, facsimile machines and copiers. The

Electric Energy Charge does not include heating, ventilating, and air-conditioning furnished to the Demised Premises through the Building's heating, ventilating, and air conditioning system(s) during Standard Business Hours, which is an operating expense of Landlord. The Electric Energy Charge shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent. Tenant shall pay Landlord the Electric Energy Charge in equal monthly installments of $19,295.16, or such greater amount if Tenant opts to lease additional space pursuant to Article 34 hereof, simultaneously with the payment of Base Rent under this Lease, provided, however, that: (i) Tenant shall pay Landlord $19,295.16 on the first day of each month prior to the commencement of the first Rent Year (except that if the Commencement Date is other than on the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the Commencement Date); (ii) Tenant shall pay Landlord the Electric Energy Charge in monthly installments of $19,295.16, or such greater amount if Tenant opts to lease additional space pursuant to Article 34 hereof, on the first day of each of the four months during the third Rent Year where there is a Base Rent abatement as provided in
Section 2 of Article 3 and Section 2 of Article 42 of this Lease; and (iii) until the date Landlord tenders the First Floor Demised Premises to Tenant, Tenant shall pay Landlord the Electric Energy Charge in monthly installments of $18,170.16, calculated by reducing the number of square feet attributable to the First Floor Demised Premises, deemed to be 7,200 square feet (except that if the Commencement Date is other than on the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the Commencement Date). Upon the first day of the month following completion of all Tenant's Work pertaining to the Operations Center, under
Article 2, as well as completion of all submetering of the Operations Center, under Article 5, Section 5, the amount of square footage used for calculating the monthly installments of the Electric Energy Charge under this Section 1 shall be reduced by the amount of square footage of the Operations Center. However, at any time and from time to time during the Lease Term, provided it is then permissible under the provisions of law and requirements of all applicable authorities, Landlord shall have the option to have electricity supplied to the Demised Premises in accordance with either Section 5 or 6, in which event Tenant shall pay for electricity as provided in accordance with either Section 5 or 6 in lieu of paying the Electric Energy Charge. Landlord may require specific parts of the

Demised Premises or items in the Demised Premises including, but not limited to extraordinary office equipment and separate HVAC systems to be submetered in which case, Tenant shall pay the submeter charge for such item or items in accordance with Section 5 in addition to its obligation to pay the Electric Energy Charge.

         SECTION 2. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise servicing the Demised Premises. Landlord represents that the present electric capacity available is 6 watts per rentable square foot connected load.

         SECTION 3. For the purposes of this Article 5:

               (A) The term "Electric Rate" shall mean the greater of either:
(i) the Service Classification pursuant to which Landlord purchases electricity from the utility company servicing the Building, or (ii) the Service Classification pursuant to which Tenant would purchase electricity directly from the utility company servicing the Building provided, however, at no time shall the amount payable by Tenant for electricity be less than Landlord's "Cost per Kilowatt" and "Cost per Kilowatt Hour" (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and demand, energy, fuel adjustment and time of day charges, taxes and other sums payable in respect thereof.

               (B) The term "Cost per Kilowatt Hour" shall mean the total cost for electricity incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Landlord during such period.

               (C) The term "Cost per Kilowatt" shall mean the total cost for demand incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, demand and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Landlord during such period.

         SECTION 4. With respect to electrical energy consumed by Tenant at the Electric Energy Charge:

               (A) Landlord shall redistribute or furnish electricity to the Demised Premises through presently installed electrical facilities in such reasonable quantities as may be required by Tenant for Tenant's reasonable use of such ordinary office equipment and lighting to be installed in the Demised Premises after the Commencement Date. At any time during the Lease Term, but not to exceed once per Rent Year, Landlord, at Tenant's sole cost and expense, may cause an independent electrical engineer or electrical consulting firm selected by Landlord (hereinafter referred to as the "Engineer") to make a survey of Tenant's electrical equipment located in the Demised Premises, and the use thereof, to determine if the full value of electricity furnished to the Demised Premises exceeds the Electric Energy Charge. Such determination shall take into account, among other things, any special electrical requirements of Tenant and the use by Tenant of electrical energy After Hours (as defined in this Lease), except air conditioning use After Hours which is being paid for separately. If the value of such electricity (applying the Electric Rate to Tenant's usage) exceeds the Electric Energy Charge, Landlord shall furnish a copy of said survey to Tenant, and Landlord shall adjust the Electric Energy Charge in accordance with the survey and the Electric Rate, or Cost per Kilowatt and Cost per Kilowatt Hour.

         (B) If, on the Commencement Date or at any time during the Lease Term, Tenant desires to install in the Demised Premises equipment which would not be considered ordinary office equipment, including, but not limited to, items such as computer installations (other than local or wide area networks and other servers), supplemental air-conditioning systems, or other heat or cooling intensive electrically operated equipment (excepting therefrom ordinary office equipment), Tenant shall submit to Landlord a list indicating the specific type of additional equipment, and the number, type and model of each item of equipment to be installed, as well as the manufacturer's electrical rating associated with same. If Landlord consents to the installation of such additional equipment, Landlord, at Tenant's cost and expense, subsequent to or simultaneously with the installation thereof, may either (a) cause the Engineer to make a survey of such additional equipment in accordance with the provisions of clause A of this Section 4, and in the event such survey shows that the value of electricity exceeds the Electric Energy Charge, may increase the Electric Energy Charge appropriately, or (b) install a submeter to record Tenant's consumption of and demand for electricity within the Demised Premises and in that event the provisions of Section 5 of this Article shall apply. The determinations of the

Engineer shall be conclusive and binding upon Landlord and Tenant. Any increase in the Electric Energy Charge resulting from an increase in Tenant's consumption of electricity or the addition of electrical equipment or appliances shall be effective as of the date of such increase or addition, retroactive if necessary. Following the determination of an increase in the Electric Energy Charge pursuant to any of the provisions of this Article 5, Landlord and Tenant shall, upon the request of either party, execute, acknowledge and deliver to each other a supplemental agreement in such form as Landlord shall reasonably require to reflect such increase, but any such change shall be effective even in the absence of such confirmatory agreement.

               (C) If, at any time or times after the execution of this Lease, the Electric Rate shall be increased or decreased, then effective immediately, the Electric Energy Charge shall be increased or decreased, as the case may be, in an amount which fairly represents the estimated increase or decrease. Notwithstanding anything herein to the contrary, under no circumstances shall the Electric Energy Charge be less than the amount set forth in Section 1 of this Article.

         SECTION 5. (A) Landlord agrees to permit Tenant to submeter the instrumentalities for electricity and HVAC located in the Operations Center as well as, the instrumentalities for After Hours HVAC located in the Executive Center (the "Submetered Premises"). The cost for establishing such submetering shall not constitute part of Tenant's Work as set forth in Article 2 hereof and Tenant shall pay to Landlord the cost of installing the submeters therefor (computed at Landlord's Charge as defined in this Lease), and Tenant shall pay to Landlord, as additional rent, the sum of (i) an amount determined by applying the Electric Rate or, at Landlord's election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Tenant's consumption of and demand for electricity within the Submetered Premises for the uses and at the times set forth in this section as recorded on the submeter or submeters servicing the Submetered Premises, and
(ii) Landlord's overhead and administrative charge of ten (10%) percent of the amount referred to in clause (i) above, if and to the extent same is permitted by laws and requirements of public authorities (such combined sum being hereinafter called "Electric Submeter Charge"). Landlord shall cause Tenant's electric submeter(s) to be read at regular intervals. Upon receipt by Landlord of an invoice from the utility company supplying electricity to the Building, Landlord shall bill Tenant in accordance with the foregoing. In the event that the periods covered by the utility company meter reading and Landlord's reading of Tenant's submeter are not the same and any change in the Electric Rate, Cost per Kilowatt Hour or Cost per Kilowatt (whichever Landlord has elected to use in accordance with this Article 5) should occur during that time when the periods are not the same, then Landlord shall make an appropriate adjustment on its bill. Except as set forth in the foregoing clause (ii), Landlord will not charge Tenant more than the Electric Rate or, at Landlord's election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this Section 5 (A). Landlord and Tenant further agree that should Landlord consent to Tenant's submetering of additional portions of the Demised Premises, the costs, terms and conditions applicable to such additional submetering shall be as set forth in this Section 5 of Article 5 and other applicable sections of this Lease concerning such additional premises.

               (B) Where more than one submeter measures the electric service to Tenant, the electric service rendered through each submeter shall be computed and billed separately in accordance with the provisions hereinabove set forth.

               (C) For any period during which the submeter(s) servicing the Submetered Premises are inoperative, the Electric Submeter Charge shall be determined by Landlord, based upon its reasonable estimate of Tenant's actual consumption of and demand for electricity, and the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

         SECTION 6. If at any time during the Lease Term Landlord shall decide to cease furnishing electricity to Tenant and so notifies Tenant, Tenant shall make its own arrangements to obtain electricity directly from the utility company furnishing electricity to the Building. If Landlord decides to cease furnishing electricity to Tenant, Landlord shall give Tenant at least thirty
(30) days prior notice. Upon the expiration of the aforesaid thirty (30) days notice, Landlord may discontinue furnishing electricity to Tenant, in which event, Tenant's liability for the Electric Energy Charge shall terminate as of said date of discontinuance, but this Lease shall otherwise remain in full force and effect and Landlord shall have no liability to Tenant by reason of Landlord's discontinuance of the furnishing of electricity. The cost of such service shall be paid by Tenant directly to such utility company. Landlord shall permit its electric feeders, risers and wiring serving the Demised Premises to be used by Tenant, to the extent available, safe and capable of being used for such purpose. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Tenant to obtain electricity of substantially the same quality and character, shall be installed by Landlord at Tenant's cost and expense.

         SECTION 7. Intentionally omitted.

         SECTION 8. (A) Bills for electricity supplied pursuant to Sections 5 and 6 and 7 shall be rendered to Tenant monthly, along with the bill for the Base Rent. Tenant's payments for such electricity shall be due and payable within ten (10) days after delivery of a statement therefor by Landlord to Tenant. If any tax is imposed upon Landlord's receipts from the sale of electricity to Tenant by laws and requirements of public authorities, Tenant agrees that, unless prohibited by such laws and requirements of public authorities, the pro rata share of such taxes allocable to the electrical energy service received by Tenant shall be included in the bills of, and paid by Tenant to Landlord, as additional rent.

               (B) Landlord's failure during the Lease Term to prepare and deliver any statements or bills under this Article, or Landlord's failure to make a demand under this Article, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Article. Tenant's liability for any amounts due under this Article shall survive the expiration or sooner termination of the Lease Term, provided that Landlord bills Tenant for such additional rent amounts within sixty (60) days after the expiration or sooner termination of the Lease Term. Payment shall not be deemed to be late until more than ten (10) days after delivery of a statement or bill therefor, by Landlord to Tenant.

               (C) Tenant's failure or refusal, for any reason, to utilize the electrical energy provided by Landlord, shall not entitle Tenant to any abatement or diminution of Base Rent or additional rent, or otherwise relieve Tenant from any of Tenant's obligations under this Lease.

               (D) If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Landlord for any loss, damage or expense, or to abatement or diminution of Base Rent or additional rent, or otherwise relieve Tenant from any of its obligations under this Lease, or impose any obligations upon Landlord or its agents, and Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of such change, interruption, or termination. Landlord will use best efforts to insure that there is no interruption in electrical service to Tenant, but in no event shall Landlord be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption. Nothing herein is intended nor shall it constitute a waiver of any claim that Tenant may have against the utility company or any other person or institution.

               (E) Tenant shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Demised Premises without the prior written consent of Landlord in each such instance, except that Tenant can install, alter, add or change such ordinary office equipment and lighting as shall not exceed the existing capacity of the electrical system. Tenant shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Tenant agrees that its use of electricity in the Demised Premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, will overload such installations and interfere with the use thereof by other tenants in the Building.

               (F) If, (i) Tenant shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Landlord shall determine that the same are necessary and will not cause damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building, or (ii) Landlord shall determine that the installation of additional risers, feeders or other equipment or service to supply Tenant's electrical requirements is necessary, then and in either of such events, Landlord shall cause such installations to be made, at Tenant's sole cost and expense, and Tenant shall pay Landlord for such installations, as additional rent, within ten (10) days after submission of a statement therefor.

                                    ARTICLE 6
                                BUILDING SERVICES

         SECTION 1. Landlord shall make the following amenities available at the Complex to Tenant:

               (A) a Self-Service Cafeteria, and a Cardiovascular Fitness Center (each, a "Basic Service," and collectively, the "Basic Services"); and

               (B) the Auditorium, the red brick structure currently designated as the "Apartments" and located at the entrance driveway to the Complex, Service/Private Dining Rooms A, B, C, and D, a Library/Information Center in sub-basement of the Building, Training Rooms "A" and "B" on the Terrace Level of the Building, Copy Center, Notions Shop, Dry Cleaners, Travel Agency, Barber Shop, ATM Machine and Credit Union (each an "Optional Service", and collectively, the "Optional Services").

         The Basic Services and Optional Services shall be available to Tenant at prices and at a standard no less favorable than the Basic Services and the Optional Services are from time to time available to Texaco Inc. or its Affiliates occupying space in the Building. If Texaco Inc. or its Affiliates cease to occupy space in the Building or Texaco Inc. or an Affiliate of Texaco Inc. ceases to be the Landlord, the Basic Services and the Optional Services shall be available to Tenant at prices and at a standard no less favorable than is customary in Westchester County for tenant-occupied first class office buildings of comparable square footage to the Building, but in no event shall such prices be in excess of that charged to any other tenant or occupant of the Building for such services.

         SECTION 2. The Basic Services and the Optional Services shall be available to Tenant for the entire Lease Term, provided that Landlord may at its option discontinue any Optional Service to Tenant without reduction in rent or other liability to Tenant if no other tenant or occupant of the Building, including Texaco Inc. and Affiliates of Texaco Inc., is entitled to receive such service from Landlord.

         SECTION 3. As long as Landlord makes the Basic Services available to Tenant, Tenant may not utilize space in the Demised Premises for a cafeteria (but nothing herein prohibits the kitchenette and vending machines permitted in Section 3 of Article 9) or for a fitness center or gym.

         SECTION 4. Landlord shall furnish reasonably adequate quantities of domestic water to the floor or floors on which the Demised Premises are located for drinking, lavatory, toilet, dishwasher and ordinary cleaning purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, drinking and cleaning purposes, Landlord may install a water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Landlord the cost of any such meter and its installation, and Tenant, at Tenant's sole cost and expense, shall keep any such meter in good working order and repair. Tenant agrees to pay for water consumed as shown on such meter, and sewer charges thereon, as and when bills are rendered. If Tenant uses hot water for other than lavatory or kitchenette purposes, Tenant shall pay for same at the rate of four (4) times the metered charges for cold water.

         SECTION 5. Landlord shall keep clean, and in good order and repair, the public areas and the public facilities of the Complex.

         SECTION 6. Landlord shall provide public elevator services to the floor(s) on which the Demised Premises are situated during Standard Business Hours, and shall have at least one (1) elevator subject to call at all other times. The elevator(s), or any or all of them, if more than one, may be operated by automatic control, and/or by manual control, as Landlord shall determine at any time or from time to time. Landlord shall not be obligated to furnish an operator for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished.

         SECTION 7. (A) Provided that Tenant shall keep the Demised Premises in good order, Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), but excluding any portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned in accordance with and to the extent of the standards set forth in a certain schedule of Cleaning Specifications annexed hereto and hereby made a part hereof as Exhibit "D". Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (a) cleaning work in the Demised Premises or the Building or otherwise on or about the Complex required because of (1) misuse or neglect on the part of Tenant or its agents, employees, contractors, subcontractors or visitors, (2) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, reproducing operations, data processing or computer operations which are not incidental to Tenant's primary business, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work other than office area, (3) interior glass surfaces other than exterior windows, (4) non-Building Standard materials or finishes installed by Tenant or at its request, (5) increases in frequency or scope in any of the items set forth in Exhibit "D" as shall have been requested by Tenant, and (b) removal from the Demised Premises and the Building of (1) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine or ordinary business office occupancy and (2) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any eating facilities requiring special handling (known as "Wet Garbage"). Landlord and its cleaning contractor and their employees shall during hours other than Standard Business Hours have access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises. Extraordinary waste (such as crates, cartons (other than supply cartons and other cartons as are usual in normal office use), boxes, etc., and used furniture or equipment) shall be removed from the Building by Tenant at Tenant's own cost and expense. At no time shall Tenant place any waste of any kind in any public areas. If Tenant does so, the parties agree that everything so placed shall be deemed abandoned and of no value to Tenant and Landlord may have the same removed and disposed of at Tenant's expense. Such expense shall be deemed additional rent payable by Tenant within fifteen (15) days after being billed therefor. This remedy is in addition to any other remedies Landlord may have under this Lease.

               (B) Tenant is permitted hereunder to have separate kitchenette areas for the storage, preparation, service or consumption of food or beverages in the Demised Premises and Landlord, at Tenant's expense, shall cause all portions of the Demised Premises so used to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, roaches or rodents regularly and, whenever there shall be evidence of any infestation.

         SECTION 8. Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to stop, interrupt, or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, mechanical breakdowns, the making of repairs or changes which Landlord is required by this Lease or by law to make, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of Events of Force Majeure. In each instance Landlord shall use best efforts to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose, such work shall be performed in a manner as, to the extent practicable, will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord shall have no responsibility or liability to Tenant by reason of any interruption, stoppage, or suspense of any of the Building systems or services arising out of the causes set forth in this Section. In the event that the stoppage, interruption or suspension prevents Tenant from conducting its business in the ordinary course for thirty (30) consecutive days, Tenant shall be entitled to an abatement of its rent commencing on the 31st day and continuing until such Building system is restored, provided, however, that if such stoppage, interruption or suspension shall continue for one hundred eighty
(180) consecutive days, Tenant shall have the right, upon written notice of not less than thirty (30) days, to terminate this Lease whereupon the rights and obligations of both parties shall cease and terminate as of the designated Lease Termination Date, and neither party shall have any further obligation or responsibility to the other.

         SECTION 9. Landlord shall not be required to furnish any other services, including but not limited to window or other cleaning services, except as expressly provided in this Lease, including the exhibits to this Lease which are made a part hereof.

                                    ARTICLE 7
                     HEAT, VENTILATING AND AIR CONDITIONING

         SECTION 1. Subject to Section 8 of Article 6 hereof, Landlord shall furnish to the Demised Premises through the Building heating, ventilating and air conditioning system(s) heated, outside and conditioned air, during Standard Business Hours based upon, and meeting the standards of The American Society of Heating, Refrigeration and Air-Conditioning Engineers for commercial office buildings. The foregoing performance specifications shall be subject to said systems being balanced by Landlord at reasonable periods of time. Landlord shall maintain and operate such systems and shall furnish heat, ventilation and air-conditioning in the Demised Premises through such systems, subject to
Section 8 of Article 6, in compliance with such performance specifications, during Standard Business Hours. Upon reasonable advance notice from Tenant, by Tenant's call to Landlord's employee stationed at the console desk in the Building, Landlord shall furnish heating, cooling or ventilating service at any time other than Standard Business Hours (hereinafter called "After Hours"). Tenant shall pay Landlord as additional rent and upon rendition of a bill therefor, $175.00 per hour for such services ("After Hours HVAC Charge"). The After Hours HVAC Charge does not apply to that portion of the Submetered Premises, as defined by Section 5 of Article 5 hereof, for which Tenant is obligated to pay for electricity used After Hours for heating, ventilating and air conditioning of the Operations Center and Executive Center in accordance with Section 5 of Article 5 hereof. The After Hours HVAC Charge shall be subject to adjustment upward from time to time based on Landlord's reasonable estimate of the cost of providing such services, provided, however, that such adjustment shall never exceed the amount arrived at by multiplying the After Hours HVAC Charge by the percentage difference between the Price Index for the month in which Landlord is seeking to make such adjustment and the Price Index for the Base Month.

         SECTION 2. Any damage caused to the heating, air conditioning, and ventilating equipment, or appurtenances as a result of the negligence of, or careless operation of the same by, Tenant or its agents, servants, employees, licensees, invitees, or visitors shall be repaired by Landlord, and the cost and expense thereof shall be paid by Tenant, as additional rent, within ten (10) days after being billed therefor.

         SECTION 3. Notwithstanding the foregoing provisions of this Section, Landlord shall not be responsible if the normal operation of the heating, air conditioning and ventilation systems shall fail to provide heated and outside air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portion of the Demised Premises (i) which shall have an electrical load in excess of six (6) watts per rentable square foot connected load, or which shall have a human occupancy factor in excess of one (1) person per two hundred fifty (250) square feet of usable area (the average electrical load and human occupancy factors for which the air conditioning systems are designed), or (ii) because of any rearrangement of partitioning or other improvements made or performed by or on behalf of Tenant or any person claiming through or under Tenant, or because part of the Demised Premises is used other than for offices (including, without limitation, conference rooms, computer rooms, equipment rooms and kitchens) where the heat release, heat variation or personnel occupancy is greater than in normal office space. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Premises results, necessitating changes in the air conditioning system servicing the Demised Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Landlord, throughout the Lease Term, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises, as needed.

         SECTION 4. Landlord and Tenant agree to operate the heating, air conditioning and ventilating equipment in accordance with their design criteria unless a recognized and applicable energy conservation law, program, guideline, regulation or recommendation promulgated by any Federal, State, City or other governmental or quasi-governmental bureau, board, department, agency, office commission or other subdivision thereof or the American Society of Heating, Refrigeration and Air Conditioning Engineers, Inc. or any successor thereto or other organization serving a similar function shall provide for any reduction in operations below said design criteria, in which case such equipment shall be operated so as to provide reduced service in accordance with such law, program, guideline, regulation or recommendation.

                                    ARTICLE 8
                                     PARKING

         SECTION 1. With respect to parking of vehicles:

               (A) Landlord represents that throughout the Lease Term there will be a paved, underground, illuminated parking area for Tenant's use at the Building. Tenant shall be entitled to use 478 underground parking spaces in the main underground parking garage adjacent to the Building ("Tenant's Parking Spaces") which will be available to Tenant on a "first come, first serve" basis. Tenant's employees shall have access to the underground parking garage 24 hours a day, 7 days a week and 52 weeks per year. Tenant shall be entitled to such additional parking spaces, as shall be computed at a rate of 4 parking spaces per 1000 square feet of Leased Floor Space should Tenant exercise its right to lease the Expansion Space and/or Additional Expansion Space as further set forth in Article 34 of this Lease. Landlord shall deliver parking permits to Tenant in an amount reasonably sufficient for Tenant to properly conduct its business, which parking permits shall be placed in Tenant's and Tenant's employees' automobiles. Said parking permits will serve as evidence of Tenant's entitlement to Tenant's Parking Spaces and access to Tenant's Parking Spaces will be limited only to those automobiles displaying such parking permits. The location of Tenant's Parking Spaces shall be determined by Landlord who reserves the right at all times to redesignate parking areas around the Building, but in all events such location shall be reasonably proximate to the Demised Premises and shall be subject to any applicable statute, law, ordinance, rule or regulation with respect to handicapped access. Tenant's guests, visitors and invitees will be authorized to park in the circle in front of the Building, or should there be no availability in said parking circle, then Tenant's guests, visitors and invitees shall park in the outdoor auxiliary lot on a first come first serve basis. Tenant's, employees, guests, visitors and invitees shall not at any time park any trucks or delivery vehicles in any of the parking areas. Tenant shall be responsible for repairing damage to the parking areas caused by Tenant or its employees, guests, visitors or invitees.

               (B) Monthly Parking in addition to that provided in the preceding paragraph shall be provided to Tenant upon Tenant's request, subject to availability as determined by Landlord. In consideration thereof, Tenant shall pay Landlord additional rent of $75.00 per month for each space. If Tenant or its employees use more than the specified number of spaces set forth above, then after ten (10) days notice from Landlord, Tenant shall, at the option of Landlord, either (i) pay $75.00 per month for each additional space used for each month during which such excess use takes place (even if for less than the full month), or (ii) cease and desist immediately from using said additional spaces. If Landlord selects the first of such options, Landlord may revoke such choice on 30 days notice, and Tenant shall cease and desist immediately from using such additional spaces.

               (C) Tenant shall require its employees, guests, visitors and invitees to park only in areas designated by Landlord and not to obstruct the parking areas of other tenants. Tenant shall, upon request, furnish to Landlord the license numbers of the automobiles operated by Tenant, its executives and other employees. Landlord may use any lawful means to enforce the parking regulations established pursuant to this Article, including, but not limited to, the towing away of improperly parked or unauthorized cars and pasting of warning notices on car windows and windshields. Landlord may temporarily close any parking area in order to make repairs or changes, to prevent the acquisition of public rights, or to discourage unauthorized parking. Landlord may do such other acts in and to such areas as, in its reasonable judgment, may be desirable to improve same, provided that Tenant's operations are not unreasonably interfered with.

                                    ARTICLE 9
                  USE, BUILDING NAME AND TENANT IDENTIFICATION

         SECTION 1. Tenant shall use and occupy the Demised Premises only as its general business offices, including, without limitation, communication facilities incidental thereto and for no other purpose, commensurate with the character and dignity of the Building as a first-class office building ("Permitted Use").

         SECTION 2. Tenant shall not permit the Demised Premises to be used in any manner, or anything to be done therein or brought into or kept therein which would in any way: violate any of the provisions of any grant, lease, or mortgage to which this Lease is subordinate provided that no such grant, lease or mortgage shall restrict or restricts the Permitted Use; violate any laws or requirements of public authorities; make void or voidable any fire or liability insurance policy then in force with respect to the Building; make unobtainable, or more expensive, from reputable insurance companies authorized to do business in New York State at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate; cause physical damage to the Building or any part thereof; constitute a public or private nuisance; impair in the reasonable opinion of Landlord the appearance, character or reputation of the Building; result in members of the general public loitering in, on, or about the Building or the Complex; discharge objectionable fumes, vapors or odors into the air conditioning system or into flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants; impair or interfere with any of the building services or the proper economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Complex by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the other Sections of this Article or any of the rules and regulations referred to in Article 26 or Exhibit "C" attached hereto, except as may therein be expressly otherwise provided.

         SECTION 3. The "Permitted Use" of the Demised Premises for the purposes specified in Section 1 hereof shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for: sale of, or traffic in, any spirituous liquors, wines, ales or beer kept in the Demised Premises; sale at retail of any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing; manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing and printing equipment, business machines and electronic data processing equipment incidental to the conduct of Tenant's business and for Tenant's own requirements at the Demised Premises; provided that, such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Demised Premises; the rendition of medical, dental or other diagnostic or therapeutic services; the conduct of a public auction or assembly of any kind (except as is incidentally required in the conduct of Tenant's normal business activity); the conduct of a banking, trust company, savings bank, safe deposit, savings and loan association or loan company business; the issuance and sale of traveler's checks, foreign drafts, letters of credit, foreign exchange or domestic money orders (except as is incidentally required in the conduct of Tenant's normal business activity); the receipt of money for transmission (except as is incidentally required in the conduct of Tenant's normal business activity); a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever except that Landlord authorizes Tenant to maintain kitchenettes, along with beverage and candy machines on the Demised Premises for the distribution or sale of soda and other beverages to its employees and except as may be otherwise specifically agreed to by Landlord in writing; or an employment agency or recruitment agency, school, college, university or educational institution, whether or not for profit, or by any government or subdivision or agency of any government.

         SECTION 4. If any governmental license or permit, other than a certificate of occupancy or other permission to occupy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the certificate of occupancy for the Demised Premises or the Building, provided that Landlord represents that the certificate of occupancy for the Building allows for the Demised Premises to be used for office use.

         SECTION 5. Landlord reserves the right to select a name for the Building and to make such a change or changes of name as it may deem appropriate during Tenant's occupancy, and Tenant agrees that the name of the Building shall be (a) the name as selected by Landlord, or (b) the postal address approved by the United States Post Office, which is 2000 Westchester Avenue, White Plains, New York 10650. Prior to implementing its selection of a name for the Building, or a change thereto, Landlord shall provide Tenant with advance notice of the name, and Landlord shall review any reasonable comment Tenant may have as to the name, although Tenant shall have no right to prevent, or object to, the name selected by Landlord.

         SECTION 6. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Landlord reserves the right to prescribe the weight and position of all safes and vaults which shall be placed by Tenant, at Tenant's expense. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery or heavy equipment into or out of the Building without employing persons properly licensed, if required by laws and requirements of public assistance. Tenant shall not discharge or permit to be discharged any materials into waste lines, vents, or flues of the Building which might cause damage thereto. The water and wash closets and other plumbing fixtures in or serving the Demised Premises shall not be used for any purpose other than those for which they shall have been designed or constructed, and no sweepings, rubbish or rags shall be deposited therein.

         SECTION 7. (A) Tenant, at its sole cost and expense, may install a sign in the lobby of the Building identifying Tenant as being located in the Building. The design of such sign shall be subject to Landlord's reasonable approval and shall be fabricated and/or installed by a contractor that meets Landlord's reasonable approval. The placement or location of such sign in the lobby as well as the size of such sign in the lobby is within Landlord's sole discretion.

               (B) Tenant, at its cost and expense, may furnish and install its identification on its entrance door or in Tenant's entrance area, should Tenant so desire such identification. The design of such sign shall be subject to Landlord's reasonable approval and shall be fabricated and/or installed by a contractor that meets Landlord's reasonable approval. The placement or location of such sign on Tenant's entrance door or in Tenant's entrance area, as well as the size of such sign on Tenant's entrance door or in Tenant's entrance area, are subject to Landlord's reasonable approval.

         SECTION 8. Tenant shall not place, erect or maintain or suffer to be placed, erected or maintained on any exterior surface (including both the interior and exterior surfaces of windows and doors) of the Demised Premises, nor anywhere outside of the Demised Premises, any sign, symbol, neon or other light, shade, lettering, decoration, advertising, or any other object or thing visible to public view outside of the Demised Premises, without first obtaining Landlord's approval as to whether the same shall be so installed or placed and, if so, as to the location, number, type and appearance of each thereof.

         SECTION 9. If Tenant requests, Tenant, at Tenant's sole cost and expense, may list Tenant's name on a monument sign at the entrance to the Complex on Purchase Street, which monument sign shall be dedicated solely to Tenant. The design of such monument sign is subject to Landlord's reasonable approval, provided that such monument sign shall comply with all applicable zoning requirements for the jurisdiction in which the Building is located and shall be equal in size to any sign dedicated to Texaco at the entrance to the Complex. The monument sign shall be fabricated and installed by a contractor that meets Landlord's reasonable approval. The exact location of such monument sign at the entrance to the Complex on Purchase Street is within Landlord's sole discretion.

         SECTION 10. Tenant, at its sole cost and expense, may install and maintain a reception desk in the lobby of the Building which is to be staffed by no more than two (2) employees of Tenant at any time. The design and size of the reception desk is subject to Landlord's approval, which approval shall not be unreasonably withheld, provided that the same would not tend to lower the first-class character of the Building. The exact location of the reception desk is within Landlord's sole discretion.

         SECTION 11. Landlord will display on one of the three (3) existing flagpoles at the main north entrance to the Building a flag depicting the Atlas Air, Inc. logo. Matters pertaining to the time, place and manner of display of such flag shall be within Landlord's reasonable discretion.

                                   ARTICLE 10
                       CHANGES IN THE BUILDING AND ACCESS

         SECTION 1. All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surface thereof, any terraces or roofs adjacent to the Demised Premises, and space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

         SECTION 2. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the walls, columns and ceilings of the Demised Premises, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, reduce the Leased Floor Space by more than one thousand (1,000) square feet (without an appropriate adjustment in rent) or materially affect Tenant's layout. Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location wherever practical to closets, coat rooms, toilet rooms, corridors, and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

         SECTION 3. Tenant acknowledges that the Building of which the Demised Premises are a part may undergo substantial renovations from time to time during the Lease Term. Tenant acknowledges that its quiet enjoyment and access to the Demised Premises during the Lease Term may be disturbed by the noise, dust, vibrations, and other effects of renovation of the Building and the Complex. Further, Tenant acknowledges that during the Lease Term Landlord may enter the Demised Premises for the purpose of securing, maintaining or replacing Building signage and operating systems located within the Demised Premises and in order to comply with any federal, state or local rule, regulation, decision, code, requirement, order, direction, law, statute or ordinance, of any governmental or quasi-governmental agency, authority, body, board, commission, department, bureau or official. Landlord agrees to make such modifications in a workmanlike fashion and to use due diligence to reduce interference with Tenant's use of the Demised Premises, however, such work and its effects may inherently disturb Tenant and its use of the Demised Premises, provided that there shall be no unreasonably lengthy interference with the use of the Demised Premises or the services furnished to the Demised Premises and no reduction in Tenant's Leased Floor Space in excess of one thousand (1,000) square feet without an appropriate adjustment of rent. In addition, Landlord may, at any time, increase or decrease the size of the Complex whether by adding or reducing the buildings, floors or levels, or otherwise without an adjustment in rent. Notwithstanding the foregoing, Landlord represents that throughout the Lease Term, there will be a large indoor loading dock made available for Tenant's use, which use shall be subject to such reasonable restrictions as Landlord may promulgate from time to time during the Lease Term.

         SECTION 4. Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, or to an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (a) to examine the Demised Premises or to show them to lessors of superior lease(s), holders of mortgages, insurance carriers, or prospective tenants, lenders or purchasers and (b) for the purpose of making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. However, Landlord's rights under this Section shall be exercised in such a manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord, its agents, or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. Included among the foregoing emergencies shall be a situation where water has entered the Demised Premises, in which event upon Landlord learning thereof, Landlord may enter the Demised Premises and remove such water. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting or maintenance.

         SECTION 5. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary by master key or forcibly due to emergency, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

         SECTION 6. Landlord may limit and restrict, the means of access to the Demised Premises and grounds and common areas outside of Standard Business Hours, so long as Tenant's employees and authorized agents have reasonable access to the Demised Premises, grounds and common areas pursuant to the same terms and conditions as any other occupant of the Building and in accordance with the rules and regulations annexed to and made a part of this Lease as Exhibit C. Tenant, and its agents, employees and visitors shall be entitled to access from the Demised Premises to, and the right to use, the toilets, lavatories, and powder rooms only on the floor (or floors) in the corridors of the Building on which the Demised Premises are located. Landlord shall have the right to erect any gate, chain or other obstruction or to temporarily close off any portion of the Complex to the public at any time to the extent necessary to prevent a dedication thereof for public use.

                                   ARTICLE 11
                                 EMINENT DOMAIN

         SECTION 1. In the event that the land, Building or any part thereof, or the Demised Premises or any part thereof, shall be taken on condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any such condemnation the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

         SECTION 2. At any time during the Lease Term if title to the whole or substantially all of the land, Building and/or Demised Premises shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the Base Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

         SECTION 3. However, if substantially all of the land or Building is not taken and if only a part of the entire Demised Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that either party may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than twenty-five (25%) percent by notice of such election to the other party given not later than thirty (30) days after (a) notice of such taking is given by the condemning authority, or
(b) the date of such taking, whichever occurs later. Upon the giving of such notice this Lease shall terminate on the date of service of such notice and the Base Rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking. If both parties fail to give such notice upon such partial taking, and this Lease continues in force as to any part of the Demised Premises not taken, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the Base Rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises, and such proportionate share shall be recomputed to reflect the number of square feet of leased floor space remaining in the Demised Premises.

         SECTION 4. Notwithstanding the foregoing provisions of this Article and subject to the interests of any mortgagee or lessor or grantor under any superior mortgage(s) or superior lease(s), Tenant shall be entitled to claim, prove and receive in proceedings relating to any taking mentioned in the preceding Sections of this Article, such portion of each award made therein as represents the then value of Tenant's Property and moving and relocation expenses.

         SECTION 5. In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of such a taking of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Demised Premises to substantially the same condition as it was immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking.

                                   ARTICLE 12
                             REPAIRS AND MAINTENANCE

         SECTION 1. Landlord shall keep and maintain the Building and its fixtures, appurtenances, systems and related facilities (including the central heating, ventilating and air conditioning systems and the central or core elevator and plumbing systems), serving the Demised Premises and the Building, in good working order, condition and repair (but any auxiliary or supplementary heating, ventilating or air conditioning units or equipment, plumbing fixtures, serving only the Demised Premises shall be Tenant's responsibility under Section 2 hereof), and Landlord shall make all repairs to preserve the strength of the structural components of the Building, interior and exterior, as and when needed in the Building, except as indicated in the second sentence of Section 2 hereof, except further for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this Lease, including but not limited to the provisions of Article 13.

         SECTION 2. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and thereto (including, without limitation, windows and doors adjoining, or used exclusively in connection with, the Demised Premises, and at its sole cost and expense shall pay for all repairs thereto, as and when needed to preserve them in good working order and condition except as otherwise provided in Section 1 hereof. In addition, Tenant, at its sole cost and expense, shall pay for all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises, the Building and the Complex as shall be required by reason of (a) the performance or existence of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy (other than work performed by Landlord) or in connection with Tenant's Changes, (b) the installation, use or operation of Tenant's Property in the Demised Premises, (c) the moving of Tenant's Property in or out of the Building, or (d) the misuse, neglect or improper conduct of Tenant or any of its employees, agents, or contractors. As soon as any such repair is required, Tenant shall notify Landlord, who shall, in turn, at its option, either make such repair (at Landlord's Charge), or notify Tenant to make such repairs. All such repairs shall be of quality and class at least equal to the original work or construction. The provisions of this Section 2 shall not apply in the case of fire or other casualty damage covered by Article 13 hereof.

         SECTION 3. Except as expressly otherwise provided in this Lease and in instances caused by Landlord's negligent or otherwise wrongful act or omission, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to Tenant's business arising from Landlord or any tenant making repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment, or appurtenances of the Building or the Demised Premises, provided that Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such a manner and to the extent practicable as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

         SECTION 4. When used in this Lease the term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

                                   ARTICLE 13
                      DESTRUCTION, FIRE AND OTHER CASUALTY

         SECTION 1. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, and Landlord, subject to its rights under Section 3 of this Article, substantially shall repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character, to the extent of Building Standard immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

         SECTION 2. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Demised Premises by Tenant, its agents or employees under the provisions of this Lease, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or rebuilt to the same condition as required under

Article 2 hereof for the Demised Premises to be ready for occupancy. In the event of partial damage, if the undamaged portion of the Demised Premises are not reasonably useable, then for purposes of abatement of rent the damage shall be deemed total. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration or rebuilding is in progress and prior to the date that all of the Demised Premises are rendered tenantable, rents allocable to such occupied portion (based upon that proportion which the area of the part so occupied bears to the Leased Floor Space) shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable. Any work to be performed by Tenant shall be performed in accordance with Article 15 hereof applicable to Tenant's Changes.

         SECTION 3. In case of substantial damage or destruction of the Demised Premises, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within nine (9) months from the date of such damage or destruction, and such additional time after such date (but not to exceed two (2) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance or Events of Force Majeure. In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the Lease Term and estate hereby granted, by notifying Tenant in writing of such termination, within sixty (60) days after the date of such damage. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 1, the holder of a superior mortgage(s) or the lessor of a superior lease(s) or any person claiming under or through the holder of such superior mortgage(s) or the lessor of such superior lease(s) takes possession of the Building through the foreclosure or otherwise, such holder, lessor, or person shall have a further period of thirty (30) days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the two (2) preceding sentences, this Lease and the Lease Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Lease Term, and the Base Rent and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 2. Nothing contained in this
Section 3 shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         SECTION 4. Landlord shall not be liable for any injury to the business of Tenant resulting from any damage to the Demised Premises or the Building by fire or other casualty unless caused by Landlord's willful or negligent act or omission. Furthermore, no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article unless caused by Landlord's willful or negligent act or omission. Landlord shall use due diligence to effect such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy.

         SECTION 5. Landlord will not carry insurance of any kind on Tenant's Property or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

         SECTION 6. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 14
                                    INSURANCE

         SECTION 1. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the municipality in which the Building is located and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to liability, obligation or violation under this Section by reason of the proper use of the Demised Premises for standard executive and administrative offices, and as an operating center for the management and administration of Tenant's business.

         SECTION 2. Tenant shall, at its sole cost and expense, maintain at all times commencing with the earlier of the performance of any work in the Demised Premises by or on behalf of Tenant under Article 2 hereof and the moving of any property into the Demised Premises and throughout the Lease Term (unless otherwise in this Section 2 provided) the following types of insurance:

               (A) Commercial general liability insurance to afford protection initially in an amount of not less than $5,000,000 combined single limit of liability for personal injury, death and property damage arising out of any one occurrence, under an occurrence-basis policy, against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. There shall be added to or included within said comprehensive general liability insurance products and completed operations liability, independent contractors liability, broad form comprehensive general liability endorsements, broad form property damage liability, liquor law legal liability (if applicable), host liquor liability, explosion, collapse and underground property damage, environmental impairment/pollution liability (if applicable) and owners and contractors protective liability coverage during the course of construction. The policy (or policies) shall state that it covers, among other risks, the contractual liability assumed by Tenant under the provisions set forth in this Lease.

               (B) Commercial auto liability insurance (with special endorsement covering mobile equipment and contractual liability) covering owned, non-owned and hired vehicles providing bodily injury and property damage coverage, all on a per occurrence basis and under an occurrence-basis policy, at a combined single limit in such amount as Landlord or Landlord's managing agent, if any, may reasonably determine and in no event less than three million dollars ($3,000,000).

               (C) Workers' Compensation Insurance and any other statutory insurance required by law. Employer's Liability Insurance to protect the Tenant against common law liability, in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $5,000,000.00 in respect of each occurrence.

               (D) New York State disability benefits liability as required by law.

               (E) Intentionally omitted.

               (F) "All Risk" property insurance upon Tenant's Property, including contents and trade fixtures; such coverage is to be written on a replacement cost basis and in an amount of not less than 100% of the full replacement value thereof.

         Tenant's failure to keep in force the aforementioned insurances shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease for Tenant's default. Landlord shall have the right from time to time during the Lease Term, but not more than once in a Rent Year, on not less than thirty (30) days notice, to require that Tenant increase the amount of coverage required to be maintained under this Article to the amounts generally required of tenants in first class office buildings in Westchester County.

         SECTION 3. At least ten business days prior to the performance of any Tenant's Work, Tenant's Changes and all other betterments, improvements and all other work in, on, attached to or becoming part of the Demised Premises (sometimes collectively called "betterments and improvements"), Tenant shall submit to Landlord all information necessary for Landlord to increase, if necessary under Landlord's policy, (and thereafter throughout the Lease Term shall submit any updated information necessary and not more than annually (if requested by Landlord) shall certify replacement costs to Landlord) so Landlord at all times may maintain its property insurance coverage on the Building so that the betterments and improvements may be insured, on a replacement value, subject to terms, conditions, exclusions and deductibles of such coverage.

         SECTION 4. With respect to insurance provided by Tenant or others performing work for Tenant hereunder, other than Landlord or others employed directly by Landlord:

               (A) Such insurance shall be written by insurance companies licensed to do business in the State of New York, authorized to issue such insurance policies and having a rating of no less than "A/12" in the most current edition of Bests Key Rating Guide. The original insurance policies or duly executed, appropriate certificates (together with reasonably adequate evidence of waivers of subrogation required by this Article 14 and of payment of insurance premiums) shall be deposited with Landlord together with all renewals, replacements and endorsements. Tenant shall have the right to insure and maintain such insurance under blanket insurance policies covering other premises used or operated by Tenant, provided that if such blanket policies are aggregated there is, at all times when required by this Lease, adequate insurance attributable to the Demised Premises or to this Lease so as to comply with the insurance provisions set forth in this Lease.

               (B) There shall be maintained deductibles in such amounts as Tenant shall reasonably determine but in no event in excess of $5,000 with respect to a property insurance policy and in no event in excess of $10,000 with respect to a liability insurance policy.

               (C) Landlord, Landlord's managing agent (if any) and the holder of any superior mortgage(s) and of any superior lease(s), to the extent that Tenant has been notified (collectively called "Landlord and Others in Interest") shall be included as additional insureds under all insurance required to be provided by Tenant under this Lease except under Sections 2(C) and (D) of this Article.

               (D) All property insurance policies shall cover the interest of Tenant and Landlord and Others in Interest, as their interests may appear, and the policies therefor shall provide that adjustment of any losses thereunder shall include in the negotiation, not be settled or finalized without, and be payable to, Landlord and Others in Interest, to the extent applicable. All such property insurance policies shall contain a provision allowing other insurance that is provided to or for Landlord. All such property insurance policies shall be required of Tenant regardless of whether Tenant or others on behalf of Tenant perform Tenant's Work, Tenant's Changes or any other work in the Demised Premises.

               (E) At least 10 days prior to commencement of construction of any work in the Demised Premises, Tenant and Tenant's contractor shall deliver to Landlord (and Others in Interest, if required by them) certificates of insurance or policies (as provided in Section 4(A) hereof) evidencing all insurance coverages provided in this Article 14. Tenant's contractor shall be required to comply with all of such insurance obligations only through final completion of all such work.

               (F) At its own cost and expense, Tenant or its general contractor if other than Landlord shall, in accordance with all of the insurance requirements of this Article 14, obtain professional liability insurance for all architects, designers and engineers with regard to all of their work in or in connection with the Demised Premises, in a minimum policy amount of $3,000,000.00, provided, however, that in lieu of Tenant or its general contractor obtaining such professional liability insurance Tenant shall deliver to Landlord satisfactory evidence that such architects, designers and engineers have procured such insurance in a minimum policy amount of $3,000,000.00 and satisfying all of the insurance requirements of this Article 14.

               (G) The limits of all insurance provided under this Article 14 shall not limit Tenant's liability to Landlord under this Lease, and (ii) shall be subject to increase to the same extent as provided under Section 2 of this Article.

               (H) All policies of insurance maintained by Tenant under this
Article 14 shall be written as primary policies not contributing with, nor in excess of, insurance coverage that Landlord and Others in Interest may have. Tenant shall not carry separate or additional insurance which, in the event of any loss or damage, is concurrent in form or would contribute with the insurance required to be maintained by Tenant under this Lease.

               (I) Each policy required to be provided hereunder (and each certificate of insurance issued with respect thereto) shall contain endorsements by the insurer, without disclaimers, that the policies will not be cancelled, materially changed, amended, reduced or non-renewed without at least thirty (30) days prior notice to Landlord and Others in Interest, that the act or omission of any insured will not invalidate the policy as to any other insured, and that Tenant (or the general contractor, as the case may be) solely shall be responsible for payment of all premiums under such policies and that neither Landlord nor Others in Interest shall have any obligations for the payment thereof.

               (J) In the event Tenant shall fail to procure and place any insurance required under this Lease, after notice to Tenant, Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid plus interest thereon at the rate per annum of two hundred
(200) basis points over the prime rate in effect, as reported by The Wall Street Journal, shall be refunded by Tenant to Landlord within 30 days of notice, as additional rent.

         SECTION 5. With respect to each of (a) Tenant's property insurance policies and business interruption insurance policies, if any, applicable to the Demised Premises, and (b) Landlord's property damage insurance policies applicable to the Building and/or Complex, respectively, each of the parties agrees to use its best efforts to include a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy. To the extent of the waiver, agreement or permission referred to above, each party shall look to the proceeds of such policies. The waiver of subrogation or permission for release referred to above shall extend to the agents of each party and its and their employees and, in the case of Landlord, shall also extend to Landlord and Others in Interest, but only if and to the extent that such waiver, agreement or permission can be obtained without additional charge, unless such party shall, after notice of such charge, pay such charge within the time specified in such notice but not less than five (5) days after such notice. The releases above provided for shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them.

         SECTION 6. If Tenant shall decide not to insure for (or to self-insure or co-insure part of any loss for) business interruption and/or if Tenant shall at any time fail to maintain property insurance as, and to the extent, required under this Lease, Tenant hereby releases Landlord and Others in Interest from all loss or damage which could have been covered by such insurance if Tenant had chosen to insure for same.

         SECTION 7. During the Lease Term, Landlord (i) shall keep the Building insured against such risks, and (ii) shall maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, and about the Building in such amounts, as is in each case customary in Westchester County for tenant-occupied office buildings of comparable square footage to the Building.

                                   ARTICLE 15
                               TENANT ALTERATIONS

         SECTION 1. After completion of the initial preparation of the Demised Premises as provided for in Article 2, Tenant may not, at any time or from time to time during the Lease Term, make any alterations, additions, installations, substitutions and improvements (hereinafter collectively called "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, except as otherwise provided in this Article 15. Subject to the provisions of this Article 15, Tenant, at its sole cost and expense, may, without first obtaining Landlord's consent, but upon at least thirty (30) days prior notice, make any cosmetic non-structural changes not affecting the Building's building systems or the certificate of occupancy for the Building or interfering with the use of the Building by other occupants, the estimated cost of which, in the aggregate, does not exceed fifty thousand ($50,000.00) dollars, provided that the same (i) may be undertaken without the filing of any permits or applications with the Town of Harrison, (ii) is at least in accordance with Building Standard, and (iii) complies with all applicable laws, rules and regulations of the jurisdiction in which the Building is located. All other changes shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and to such other requirements as are herein set forth and as Landlord may hereafter reasonably impose. Tenant's Changes shall be performed on the following conditions, provided that in no event shall such changes result in a violation of or require a change in the certificate of occupancy applicable to the Demised Premises:

              (A) The outside appearance, character or use of the Building shall not be affected, and no Tenant's Changes shall weaken or impair the structural strength, or in the opinion of Landlord, lessen the value of the Building;

              (B) No part of the Building outside of the Demised Premises shall be physically affected;

              (C) The proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected;

              (D) Tenant's Changes shall be performed at Tenant's sole cost and expense, and in performing such work, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article and all rules and regulations of the City, State and Federal governmental agencies having jurisdiction, including, but not limited to, those of the Department of Buildings of the jurisdiction where the Building is located;

              (E) At the time Landlord approves Tenant's Changes, Landlord shall notify Tenant what items of Tenant's Changes shall, unless Landlord otherwise elects by giving Tenant notice of not less than thirty (30) days prior to the expiration or termination of this Lease, become the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of the Term. None of the foregoing shall be deemed to include Tenant's trade fixtures, furniture or ordinary walls and partitions made to divide space for use by Tenant's personnel except that Landlord may require the removal of all or any part of the Operations Center and Executive Center. If Landlord fails to notify Tenant of such possible removal obligation at the time of Landlord's approval of Tenant's Changes, Tenant shall not be required to remove such changes.

               (F) With respect to each of Tenant's Changes performed by Tenant, Tenant shall pay to Landlord, as additional rent, upon demand, Landlord's reasonable costs incurred for supervision and coordination of the work performed in connection with such improvement as is reasonably necessary; and

               (G) Before proceeding with any change (exclusive of changes in items constituting "Tenant's Property" as defined in Article 16) Tenant shall submit to Landlord plans and specifications for the work to be done, for Landlord's approval in writing, and if such change requires approval by or notice to the lessor of a superior lease(s) or the holder of a superior mortgage(s), Tenant shall not proceed with the change until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease(s) or superior mortgage(s) with respect to the proposed change or alteration have been met or complied with at Tenant's expense. Any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Tenant shall not be permitted to affix and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, security agreements or chattel mortgages.

         SECTION 2. All Tenant's Changes shall at all times comply with laws, orders and regulations of governmental authorities having jurisdiction thereof, and all rules and regulations of Landlord (in addition to those expressly provided in this Lease) which in Landlord's reasonable opinion, are necessary to protect its interest, including without limitation, a guaranty of completion, payment and restoration. Tenant, at its expense, shall obtain all necessary governmental and Board of Fire Underwriters permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, shall provide copies of same to Landlord promptly upon request, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's Changes shall be performed in such a manner as not to materially or unduly interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in the construction, maintenance, or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord. Landlord's approval shall not be unreasonably withheld or delayed. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry and shall cause all contractors, agents and other persons performing Tenant's Changes to carry such insurance as Landlord may require relative to such changes. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. No Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not "Tenant's Property" (as defined in Article 16), unless Landlord's prior written consent is first obtained, which consent shall not be unreasonably withheld or delayed, and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of Landlord), unless Landlord shall otherwise expressly consent in writing.

         SECTION 3. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the appropriate department of the municipality where the Building is located or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's Changes, repairs, or installation, including but not limited to the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all costs, reasonable attorneys' fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the lesser of the maximum permitted by law or two (2%) percent per month or portion thereof from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand. If Tenant makes any such payment it shall not be entitled to any set-off against rent due hereunder. Tenant agrees that it will not at any time prior to or during the Lease Term, either directly or indirectly, use any contractors, labor or materials which would, in Landlord's opinion, create any difficulty with other contractors or labor engaged by Tenant or Landlord or others or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof or any other building owned or operated by Landlord or any Affiliate of Landlord. Tenant agrees to comply with, and require all contractors hired by Tenant to comply with, all federal, state, and local laws and regulations pertaining to employment, conditions, and hours of employment in connection with any construction in the Building and except where Landlord specifically permits otherwise, employ union labor on such construction.

         SECTION 4. All of Tenant's Changes, whether performed by Landlord or by Tenant shall be performed only during Standard Business Hours, except that core drilling which is required after the Commencement Date shall be done during time periods which are not Standard Business Hours. If Tenant requires Landlord to perform work during other hours, or if Tenant desires to perform work through its contractors, agents or employees, provided Landlord so consents, Tenant shall pay as additional rent, the actual cost of employing such additional help as shall be reasonably required, as well as the actual cost of such necessary supervisory personnel, if any, employed by Landlord in connection with such work. Payment shall be made by Tenant to Landlord within ten (10) days after being billed therefor. Tenant's contractors shall comply with the rules of the Building as to the hours of availability of the Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with Building operations, and shall furnish Landlord with all insurance certificates required by Landlord pursuant to Article 14 hereof. In addition, if Tenant or its contractors require use of the freight elevators after Standard Business Hours, Tenant shall pay the reasonable costs for the use thereof within ten (10) days after being billed therefor. The delivery and handling of materials, equipment and debris shall be arranged to avoid any inconvenience and annoyance to other tenants. Cleaning shall be controlled to prevent dirt and dust from infiltrating into adjacent tenant or mechanical areas.

                                   ARTICLE 16
                                TENANT'S PROPERTY

         SECTION 1. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the Commencement Date or during the Lease Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant except as hereinafter in this Article expressly provided.

         SECTION 2. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, exclusive of any electric meter (if any) and any related wiring and parts, and can be removed without structural damage to or defacement of the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are herein called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the Lease Term; provided that if any of Tenant's Property is removed, Tenant shall restore the Demised Premises to its condition at the time of the commencement of the Lease Term and repair or pay the cost of repairing any damage to the Demised Premises or to the Building or the Complex resulting from such removal. Any fixtures, equipment or other property for which Landlord shall have granted any allowance to Tenant as a credit or substitution in kind shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, and shall not be considered as Tenant's Property. Any partitions installed by Landlord, whether movable or not, shall not be considered Tenant's Property. Landlord shall not be obligated to return and/or reinstall any partitions supplied to Tenant which are returned by Tenant to Landlord due to enlargement, reduction or change in the Demised Premises.

         SECTION 3. At or before the expiration of this Lease, Tenant shall remove, at its expense, from the Demised Premises, all of Tenant's Property and shall repair any damage and make any replacements to the Demised Premises or the Building resulting from or necessitated by such removal, and shall pay all other costs of such removal.

         SECTION 4. Any items of Tenant's Property which shall remain in the Demised Premises after the expiration of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit. Tenant agrees to reimburse Landlord for the costs of removal and disposal, along with the cost of repairing any damage to the Demised Premises or the Building arising out of Tenant's failure to remove Tenant's Property pursuant to the terms of this Lease.

                                   ARTICLE 17
                                    SURRENDER

         SECTION 1. On the last day of the Lease Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty, restored as provided in Article 15, if applicable.

         SECTION 2. Prior to such surrender Tenant shall (a) remove Tenant's Property subject to the provisions of Article 16 hereof, (b) at Landlord's request remove from the Demised Premises those improvements, alterations, additions, fixtures and equipment ("Additional Work") which prior to the time of installation in the Demised Premises (and in connection with the approval of such Additional Work, including Tenant's Work) Landlord directed Tenant to possibly remove upon the Expiration Date or upon any earlier termination of this Lease, and (c) at Landlord's request, repair any damage and make any replacements to the Complex resulting from or necessitated by such removal, and restore those parts of the Demised Premises from which the removal referred to in subparagraphs "a" and "b" above, to a condition which will blend with and be comparable to and compatible with adjacent areas. Tenant's removal and repair obligations hereunder with respect to the Demised Premises shall extend to all parts of the Building where any Additional Work was performed by or on behalf of Tenant. If Tenant shall fail to perform as provided in this Section 2, Landlord shall have the right to do so at Tenant's cost and expense, without further notice or demand upon Tenant, and Tenant shall indemnify Landlord against all loss or liability resulting therefrom, including, without limitation, any delay in granting occupancy of the Demised Premises to a future occupant.

         SECTION 3. In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution by Landlord and Tenant of a new Lease or the extension of this Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a Tenant from month to month, at a monthly rental equal to one and one-half (1 1/2) times the Base Rent and additional rent payable during the last month of the Lease Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month to month tenancy.

         SECTION 4. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss, cost, liability, claim, damage, fine, penalty, and expense, including reasonable attorneys' fees and disbursements, resulting from delay by Tenant in surrendering the Demised Premises upon the termination of this Lease as provided in this Article 17, including without limitation, any claims made by any succeeding tenant or prospective tenant based upon such delay.

                                   ARTICLE 18
               RECORDING ESTOPPEL CERTIFICATE, AND CONFIDENTIALITY

         SECTION 1. Tenant agrees not to record this Lease or a copy thereof. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. The cost of recording such memorandum shall be paid by the party requesting the recording of such memorandum. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease. The memorandum shall state the names of the parties to this Lease, along with the date the Lease was executed and the Lease Term. The memorandum shall not state any other terms of the Lease without the express agreement of both parties to this Lease.

         SECTION 2. Tenant agrees, at any time and from time to time, as requested by Landlord, or the holder of any superior lease(s) or superior mortgage(s), upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification), certifying the dates to which the Base Rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, and specifying as to such other matters as may be requested and as are part of the standard form or request of such holder of any superior lease(s) or superior mortgage(s), it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom Landlord, or the holder or any superior lease(s) or superior mortgage(s), may be dealing.

         SECTION 3. (A) Each of Landlord and Tenant shall keep the contents of this Lease confidential and each such party shall not (and shall cause its Affiliates, and its and their respective directors, officers, employees, agents, advisors, service providers or consultants ("Representatives") not to) disclose the terms, covenants, conditions or other facts with respect to this Lease, including the Base Rent and the Tenant Improvement Allowance ("Information") to any person, corporation, partnership, association, newspaper, periodical or other entity, or use the Information for any purpose, except as specifically contemplated by this Lease or as necessary or appropriate for the conduct of such party's business.

              (B) Each party may disclose the Information to its Representatives who need access to such Information for, and such Representatives shall use such Information solely for, the purposes set forth in subsection A, immediately above. Each party shall be responsible for any breach of the provisions of this
Article 18, Section 3 by any of its Representatives.

              (C) If a party or its Representatives receive a request to disclose all or any part of the Information under the terms of a subpoena or other order issued by a court of competent jurisdiction or by a government agency, such party shall: (i) promptly notify the other party of the existence, terms and circumstances surrounding such request; (ii) consult with the other party on the advisability of taking steps to resist or narrow that request;
(iii) if disclosure of any Information is required, furnish only such portion of the Information as such party is advised by counsel is legally required to be disclosed; and (iv) cooperate with the other party in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the portion of the Information that is required to be disclosed.

              (D) Each party acknowledges that if provisions of this Article 18,
Section 3 are breached, the non-breaching party and/or its applicable Affiliates would be irreparably harmed and would not be made whole by monetary damages. It is accordingly agreed that, in addition to any other remedy to which it may be entitled in law or in equity, the non-breaching party and/or its applicable Affiliates shall be entitled to injunctive or similar relief to prevent such breaches and/or to compel specific performance.

              (E) Any claim, controversy or dispute arising out of, relating to, or in connection with the Agreement or agreements and transactions contemplated hereby, shall be resolved solely by binding arbitration.

              (F) The provisions of this Article 18, Section 3 shall be binding upon each party without limitation as to time.

                                   ARTICLE 19
                        EVENTS OF DEFAULT AND TERMINATION

         SECTION 1. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall default in the payment of any installment of Base Rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same shall be due and payable, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default, then in any such case Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention, and, upon the expiration of said three (3) days, this Lease and the Lease Term and estate hereby granted, whether or not the Lease Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 28.

         SECTION 2. This Lease and the Lease Term and estate hereby granted are subject to the further limitation that (a) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, other than the payment of rent, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease(s) or foreclosure of any superior mortgage(s), if Tenant shall not duly institute within such ten (10) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same, or, (b) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest therein or the estate hereby granted or any portion thereof or the expired balance of the Lease Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 20, or (c) whenever Tenant shall abandon the Demised Premises; then in any such event covered by subsections "a", "b" or "c" of this Section at any time thereafter, Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of three (3) days from the date of service of such notice of intention, and upon the expiration of said three (3) days this Lease and the Lease Term and estate hereby granted, whether or not the Lease Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 28.

         SECTION 3. This Lease and the Lease Term and estate hereby granted are subject to the further limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant, or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of, or for, the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy or insolvency as a defense in any action or proceeding, then, Landlord, (i) at any time after receipt of notice of the occurrence of any such event, or (ii) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, may give Tenant a notice of intention to end the Lease Term at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the Lease Term and estate hereby granted, whether or not the Lease Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 28.

         SECTION 4. Notwithstanding any cure period provided in this Lease with regard to a default in the timely performance of any obligation under this Lease, if any such default shall occur more than six (6) times in any period of twelve (12) months, then, notwithstanding that such defaults shall have each been cured within the period after notice, if any, as provided in this Lease, any further similar default shall be deemed to be deliberate, and Landlord thereafter may serve the said three (3) days' notice of termination referred to in Section 1 and 2 of this Article upon Tenant without affording to Tenant an opportunity to cure such further default.

         SECTION 5. Without limiting any of the provisions of Articles 24 and 28 or this Article, if pursuant to the Bankruptcy Code of 1978, as the same may be amended and subject to the approval of the presiding Bankruptcy Court, Tenant is permitted to assign this Lease in disregard of the restrictions contained in
Article 20, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Base Rent then reserved hereunder plus an amount equal to all additional rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective. Such deposit shall be held by Landlord, for the balance of the term of this Lease, as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed, in the manner set forth in Article 21. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after, deducting therefrom (i) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (ii) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the Demised Premises, shall be the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee.

                                   ARTICLE 20
                            ASSIGNMENT AND SUBLETTING

         SECTION 1. Neither this Lease nor the Lease Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Premises nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as otherwise provided in this Article.

         SECTION 2. (A) No assignment of this Lease shall be binding upon Landlord unless Landlord shall have consented thereto, which consent shall not be unreasonably withheld or delayed, or unless said assignment is to a successor entity into which Tenant merges or consolidates as permitted by Section 3 below. Furthermore, no assignment shall be binding on Landlord unless the assignee shall execute, acknowledge and deliver to Landlord (a) a duplicate original instrument of assignment in form and substance satisfactory to Landlord, duly executed by Tenant, and (b) an agreement, in form and substance satisfactory to Landlord, duly executed by the assignee, whereby the assignee shall unconditionally assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed, including, without limitation, the provisions of this Article with respect to all future assignments; but the failure or refusal of the assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

              (B) If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may after termination of this Lease under the provisions of Article 19 collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of
Section 1 of this Article or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, or subletting or use or occupancy by others not expressly permitted in this Article. Notwithstanding any assignment, subletting, mortgaging or use or occupancy by others, Tenant shall remain fully responsible and liable to Landlord for all of the terms and conditions of this Lease, and for all acts and omissions of any assignee, subtenant, user or occupant of the Demised Premises, or anyone claiming through or under any of the foregoing, which shall be a violation of any of the obligations of Tenant hereunder. Tenant agrees to pay to Landlord all costs incurred by Landlord, including reasonable counsel fees, in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof (including, without limitation, the exercise by Landlord of any options under Section 4(B) or (C) of this Article, the costs of making investigations as to the acceptability of a proposed assignee or subtenant, and the preparation and/or review of any and all documents in connection with any rights under this Article 20. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

              (C) The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Demised Premises, or be deemed to constitute, or serve as a substitute for, any consent of Landlord required under this Article
20. Neither any assignment of this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall, under any circumstances except as set forth in Section A above, relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant's part to be performed.

         SECTION 3. Upon at least thirty (30) days prior notice to Landlord, and provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, if Tenant is a corporation, this Lease may be assigned to a successor entity, into which Tenant merges or consolidates in accordance with applicable statutory provisions for the merger or consolidation of corporations provided that, by operation of law or by effective provisions contained in the instruments of merger or consolidation the liability of the entities participating in such merger or consolidation are assumed by the successor entity surviving such merger or consolidation, or to any other entity which controls, is controlled by, or is under common control with Tenant, so long as the Demised Premises continue to be used for the Permitted Use; the transfer is not principally for the purpose of transferring the leasehold estate created hereby; the net worth of the assignee is at least equal to or in excess of the net worth of such tenant immediately prior to such assignment; the assignee assumes by documents satisfactory to Landlord all of Tenant's obligations to be performed under this Lease. The acquisition by Tenant, its corporate successors or assigns, of all of or substantially all the obligations and liabilities of any corporation, shall be deemed a merger for purposes of this Article. Moreover, upon at least thirty (30) days prior notice to Landlord, Tenant shall have the right, without the consent of Landlord, to sublet all or a portion of the Demised Premises to any other corporation which controls, is controlled by, or is under common control with Tenant, so long as the Demised Premises continue to be used for the Permitted Use.

         SECTION 4. In the event that at any time or from time to time prior to or during the Lease Term Tenant desires Landlord's consent to an assignment of this Lease or to the subletting of all or any portion of the Demised Premises:

               (A) Tenant shall submit to Landlord a written notice of Tenant's desire to assign or sublet, which shall contain or be accompanied by the following information: (1) a description identifying the space to be assigned or sublet (which shall include appropriate means of ingress and egress); and (2) the terms and conditions (including without limitation the proposed commencement and termination dates) of the proposed assignment or subletting. Landlord shall have the option to be exercised by notice to Tenant within thirty (30) days after receipt of such notice to require a surrender of the Demised Premises or part thereof involved, as the case may be, including Tenant's leasehold improvements therein, upon the terms and conditions hereinafter set forth. This option requiring a surrender of the Demised Premises or part thereof involved, as the case may be, shall not apply to sublets for a sublease term ending more than three (3) months prior to the Expiration Date.

               (B) If Landlord fails to exercise its option as above provided and Tenant still desires to assign or sublet all or any part of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (1) a description identifying the space to be assigned or sublet (which shall include appropriate means of ingress and egress); (2) the terms and conditions (including without limitation the proposed commencement and termination dates) of the proposed assignment or subletting; (3) the name and address of the proposed assignee or subtenant; (4) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises; and (5) current financial information, and any other information as Landlord may reasonably request, with respect to the proposed assignee or subtenant.

               (C) If Landlord shall exercise its option to require a surrender of the Demised Premises as provided in Section 4(A), then upon the proposed commencement date of the assignment or subletting specified in Tenant's notice given pursuant to Section 4(A), the Demised Premises or the part thereof involved, as the case may be, shall be delivered to Landlord in accordance with the provisions of the Lease relating to surrender of the Demised Premises at the expiration of the Lease Term, and this Lease shall cease and terminate insofar as the Demised Premises or part thereof involved, as the case may be, is concerned with the same force and effect as though such proposed commencement date were the date set forth in this Lease as the expiration of the Lease Term. If only part of the Demised Premises is involved, the terms and conditions of the Lease shall remain in full force and effect as to the remainder of the Demised Premises, except that the Base Rent and additional rent shall be proportionately reduced based upon the number of square feet of such part of the Demised Premises surrendered, and except further to the extent that appropriate modifications of other terms or provisions of this Lease should be made to reflect such elimination of such part of the Demised Premises surrendered. Notwithstanding the foregoing, in the event that less than all of the Demised Premises is surrendered, (1) Landlord shall cause to be constructed, at Tenant's sole cost and expense, such alterations and connections as may be required in order to physically separate such surrendered part of the Demised Premises from the balance of the Demised Premises, the cost of which construction shall be at Landlord's Charge, and (2) at least thirty (30) days prior to the proposed commencement date specified above, Landlord shall have free access to enter the

Demised Premises in order to complete such construction referred to in clause "1" above, and to the extent that there are less than thirty (30) days between Landlord's exercise of its option to require a surrender and such proposed commencement date, such proposed commencement date shall be extended by a like number of days.

               (D) If Landlord does not exercise its option under Section 4(A), Tenant shall not assign or sublet without Landlord's prior consent, which consent shall not be unreasonably withheld provided that with respect to any assignment or subletting the following further conditions shall be fulfilled:
(i) Tenant may advertise and list the availability of the Demised Premises for assignment or subletting; provided all advertisements, public communications of any kind, and listings of, or relating to the availability of the Demised Premises for assignment or subletting shall be subject to the prior written consent of Landlord, which shall not be unreasonably withheld; it is specifically understood that it shall not be unreasonable for Landlord to deny its consent if any advertisement or public communication shall list the rental rate in any way or shall adversely reflect on the dignity, character or prestige of the Building; (ii) no space shall be assigned or sublet to another tenant, or to a related entity of any other tenant, or to any other occupant of the Building, if Landlord shall then have available for rent comparable or similar space in the Building; (iii) no assignment or subletting shall be to a person or entity which has a financial standing, is of a character, is engaged in business, is of a reputation, or proposes to use the assigned or sublet premises in a manner, not in keeping with the standards in such respects of the other tenancies of the Building; (iv) the assignment or subletting shall be expressly subject to all of the obligations of Tenant under this Lease, and, without limiting the generality of the foregoing, if a sublease, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in Article 9 hereof, and shall specifically provide that there shall be no further subletting of the sublet premises; (v) that part, if any, of the term of any such sublease or any renewal or extension thereof, which shall extend beyond a date one (1) day prior to the expiration or earlier termination of the Lease Term, shall be a nullity; (vi) the assignment or subletting shall not have the effect, or give the utility serving the Building with electricity cause to claim, that Landlord will not be permitted to serve the Demised Premises or the portion thereof so assigned or sublet, or any of the other leased portions of the Building, with electricity, on the bases as provided for herein; (vii) no such subletting shall result in there being more than four (4) occupants in the Demised Premises; (viii) the Base Rent and additional rent for any such subletting shall be not less than the greater of (a) that provided for under this Lease on a per square foot basis for the space as proposed to be sublet, and (b) the then going market rental rate for comparable space and for a comparable term in the Building (or if none is or has been currently leased or subleased, then comparable space and term in a comparable building in White Plains); (ix) the proposed assignee or subtenant shall not be a person then negotiating with Landlord for the rental of any space in the Building; (x) the assigned or subleased premises shall be used for a purpose which will not violate the certificate of occupancy for the Demised Premises; (xi) the business of the assignee or subtenant shall not be in violation of any restriction against competition contained in any other lease in the Building to which Landlord is a party; (xii) the proposed assignee or subtenant shall not be a foreign or domestic governmental agency; (xiii) the proposed assignee or subtenant shall not use the Demised Premises for the preparation and/or sale of food for, on or off premises consumption; (xiv) the Demised Premises cannot be assigned or subleased to an individual or entity engaged in a business related to the oil and gas, power, or energy industries or any other business in which Texaco Inc. or its Affiliates is substantially engaged at the time of such assignment or subletting; (xv) Landlord shall be furnished with a copy of the agreement of assignment or sublease to be executed, at least ten (10) days prior to its execution, and with a duplicate original of the assignment or sublease, within ten (10) days after the date of its execution; (xvi)Tenant shall pay to Landlord, as additional rent, a sum equal to fifty (50%) percent of the amount of (a) all Base Rent and additional rent and any other consideration paid or payable to Tenant by any assignee or subtenant which is in excess of the Base Rent after the payment of all reasonable expenses related to the assignment or sublet and additional rent then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other net profit or gain realized by Tenant for such assignment or subletting, in each instance immediately upon receipt thereof by Tenant; if only a part of the Demised Premises is sublet, then the Base Rent and additional rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the area of said sublet space bears to the entire Demised Premises; (xvii) Tenant shall have fully and faithfully complied with all the terms, covenants and conditions of this Lease on the part of Tenant then to have been performed under this Lease; and (xviii) every sublease shall contain substantially the following language:

                  To induce Landlord to consent to this sublease, Sublessee agrees that if Landlord shall recover or come into possession of the

                  Demised Premises before the expiration of the Overlease, Landlord shall have the right to take over this sublease and to have it become a direct lease with Landlord in which case Landlord shall succeed to all the rights of Sublessor hereunder. This sublease shall be subject to the condition that, notwithstanding anything to the contrary in this sublease, from and after the termination of the Overlease, Sublessee shall waive any right to surrender possession or to terminate this sublease, and, at Landlord's election, Sublessee shall be bound to Landlord for the balance of the term hereof and shall attorn to and recognize Landlord, as its Landlord, under all of the then executory terms of this sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Sublessor, (ii) be subject to any counterclaim, defense or offset not expressly provided for in this sublease, which theretofore accrued to Sublessee, (iii) be bound by any modification or amendment of this sublease or by any prepayment of more than one month's Base Rent and additional rent which shall be payable as provided in this sublease, unless such modification or prepayment shall have been approved in writing by Landlord,
                  (iv) be obligated to perform any repairs or other work in the Premises beyond Landlord's obligations under the Overlease, or
                  (v) be obligated or liable with respect to any security deposit tendered by Sublessee, unless Landlord expressly agrees to the contrary by written agreement between Landlord and Sublessee. Sublessee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Sublessee shall be deemed to have given a waiver of subrogation of the type provided for in the Overlease.

         SECTION 5. The provisions of this Article 20 shall apply to each such proposed subletting and assignment, none of which shall be effective until all of the foregoing shall have been complied with. Notwithstanding any subletting or assignment, Tenant shall remain liable for the full performance of all the terms and conditions of this Lease on the part of Tenant to be performed.

                                   ARTICLE 21
                                SECURITY DEPOSIT

         SECTION 1. (A) Tenant shall deposit with Landlord upon the execution and delivery of this Lease the sum of $3,000,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Provided that this Lease is in full force and effect, that Tenant has faithfully kept and performed all of the terms and obligations on its part then to be performed under the Lease, the Security Deposit shall be reduced to $2,000,000.00 when there are eight (8) years remaining in the Lease Term and shall be further reduced to $1,000,000.00 when there are four (4) years remaining in the Lease Term. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Base Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If as a result of any application by Landlord of all or any part of the security deposited by Tenant pursuant to this paragraph "A", the amount of cash so on deposit with Landlord shall be less than that required pursuant to this paragraph "A", Tenant shall forthwith deposit with Landlord cash in an amount equal to the deficiency.

               (B) (1) At Tenant's election, in lieu of the cash security deposit, Tenant may deliver to Landlord an irrevocable letter of credit in substantially the form annexed hereto and made a part hereof as Exhibit "E" (or other form acceptable to Landlord in its reasonable discretion), in favor of Landlord, payable in White Plains, New York, and issued by a bank which is under the supervision of the Superintendent of Banks of the State of New York or by a national bank which is a member of the New York Clearing House Association. The letter of credit (as the same may be renewed from time to time hereinafter provided) shall be maintained for the entire term of this Lease plus a period of thirty (30) days thereafter. The letter of credit shall be irrevocable, shall be in effect for an initial period of not less than one (1) year, and shall provide that the same shall be automatically renewed for successive one (1) year periods ending not earlier than thirty (30) days after the expiration of the term of this Lease, without any action whatsoever on the part of Landlord. The issuing bank shall have the right to elect not to renew such letter of credit only on written notice to Landlord given not less than sixty (60) days prior to the then current expiration date thereof. However, the privilege of the issuing bank to elect not to renew said letter of credit shall not diminish the obligation of Tenant to maintain such irrevocable letter of credit with Landlord through the date which is not earlier than thirty (30) days after the expiration of the term hereof;

                  (2) Each letter of credit shall provide, among other things, that: (a) Landlord, or its then managing agent (if any), shall have the right to draw down an amount up to the extent of the face amount of the letter of credit upon presentation to the issuing bank of Landlord's (or its then managing agent's) certified statement that Landlord is entitled to draw such amount under the provisions of this Lease (it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer if a corporation, a general partner, if a partnership, or any authorized party, if another entity); and (b) the letter of credit will be honored by the issuing bank upon the delivery of the aforesaid statement without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the contents of such statement;

                  (3) Tenant specifically acknowledges and agrees that Landlord's acceptance of a letter of credit as herein provided is solely an accommodation to Tenant, and, if at any time during the term hereof such letter of credit is to be withdrawn, canceled or modified in any manner, or if Tenant shall default in, or fail to keep, observe or perform any of the terms, covenants, conditions, provisions or agreements hereunder, beyond notice (if required) and the expiration of any applicable grace period, then, in any such event, Landlord may draw the full amount of such letter of credit and retain the proceeds thereof as a cash security deposit in accordance with the provisions of this Article, except that if the amount of the actual damages incurred by Landlord as a result of Tenant's default, failure to keep, observe or so perform shall be less than ten (10%) percent of the amount of the letter of credit, as so determined by Landlord, then Landlord shall only draw down a portion of the letter of credit equal to the amount of such damages. Landlord shall deliver to Tenant a copy of any statement submitted by Landlord to the issuer of the letter of credit in connection with a drawing thereunder;

                  (4) In the event of a transfer of Landlord's interest in the Building of which the Demised Premises form a part, Landlord shall have the right, upon written notice to Tenant, which notice shall include the identity of the transferee, to transfer and deliver the letter of credit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be automatically released by Tenant from all liability therefor thereafter arising, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the said letter of credit to a new landlord. Tenant covenants and agrees to pay the issuing bank's transfer fee, if any, in connection with the transfer. Tenant covenants and agrees that it will not assign or encumber said letter of credit, or any part thereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance;

                  (5) If the letter of credit expires earlier than thirty (30) days after the expiration of the term of this Lease or if the issuing bank notifies Landlord that it will not renew the then current letter of credit, Landlord will accept a replacement thereof (such renewal to be in effect not later than thirty (30) days prior to the expiration of the then expiring letter of credit), upon the terms and conditions required by this Article. If the letter of credit is not timely renewed or replaced, Landlord may present the existing letter of credit to the issuing bank prior to its expiration. The entire sum evidenced thereby shall be paid to Landlord and thereafter held as cash security in accordance with the provisions of this Article. If Tenant fails to maintain the letter of credit in the amount and on the terms and conditions set forth in this Article, and Landlord does not present same prior to expiration of the letter of credit, Tenant, not later than the date of such expiration, shall deposit with Landlord cash in the amount of security then required to be on deposit with Landlord under this Article as cash security to be held and applied by Landlord as provided in this Article; and

                  (6) If, as a result of any presentation and subsequent application of the proceeds of all or any part of the letter of credit, the amount available to be drawn thereon shall be less than the amount of security then required to be on deposit with Landlord under this Article, Tenant shall forthwith provide Landlord with additional cash or letter(s) of credit in an amount equal to such deficiency.

         SECTION 2. Notwithstanding anything to the contrary contained herein, Tenant may, from time to time, and at any time during the term hereof, upon thirty (30) days written notice to Landlord, substitute cash security for any then-existing letter of credit, or substitute a letter of credit for cash security, provided such security deposit is in the amount of security then required to be on deposit under this Lease.

         SECTION 3. In the event of a sale of the Complex and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.

         SECTION 4. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         SECTION 5. Landlord shall hold Tenant's security deposit in an interest-bearing account. The account shall be of the type typically arranged by banking organizations for security deposits for rental of real property, held and controlled by Landlord "for the benefit of" Tenant, or like form. It is agreed that any and all interest earned on the security deposit shall be deemed to be a portion of the security deposit, less the lower of (i) $3,000.00 per annum or (ii) one (1%) percent of the amount of the interest earned on the account per annum, which shall be withdrawn annually and retained by Landlord as an administrative fee. Landlord shall notify Tenant in writing of the name and address of the banking organization in which the deposit of security is made, which shall be a banking organization having a place of business within the State of New York.

         SECTION 6. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease and after delivery of the entire possession of the Demised Premises to Landlord.

         SECTION 7. In the event that a Letter of Credit is properly replaced, in accordance with the terms of this Article 21, by cash or by another Letter of Credit, Landlord shall return to Tenant the Letter of Credit that was replaced.

                                   ARTICLE 22
                   QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT
                       AND NOTICE TO LESSOR AND MORTGAGEES

         SECTION 1. Landlord covenants that if, and so long as, Tenant pays all of the Base Rent and additional rent due hereunder, and keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any superior lease(s) and/or superior mortgage(s).

         SECTION 2. (A) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases and overlying and underlying leases and/or grants of term of the land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing ("superior lease(s)") and to all mortgages and building loan agreements, which may now or hereafter affect the land and/or the Building and/or any superior lease(s) ("superior mortgage(s)") whether or not the superior lease(s) or superior mortgage(s) shall also cover other lands and/or buildings, and to each and every advance made or hereafter to be made under the superior mortgage(s), and to all renewals, modifications, replacements and extensions of the superior lease(s) and superior mortgage(s) and spreaders, consolidations and correlations of the superior mortgage(s). The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at Tenant's own cost and expense any instrument, in recordable form, if required, that Landlord, the lessor of any superior lease(s) or the holder of any superior mortgage(s) or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. The holder of the superior mortgage(s) may elect that this Lease shall have priority over its superior mortgage(s) and, upon notification by said holder of the superior mortgage(s) to Tenant, this Lease shall be deemed to have priority over such superior mortgage(s), whether this Lease is dated prior to or subsequent to the date of such superior mortgage(s). Landlord represents that the Building is currently not subject to any ground leases, mortgages or building loan agreements and the only underlying lease that the Building is subject to is an interim sublease agreement with the County of Westchester Industrial Development Agency. Landlord hereby indemnifies Tenant and agrees to hold Tenant harmless from any and all losses, costs, damages, expenses, claims and liabilities, including, without limitation, court costs and reasonable attorneys' fees and disbursements, arising out of any hindrance or molestation by the County of Westchester Industrial Development Agency of Tenant's use or enjoyment of the Demised Premises, any claim that Landlord violated any agreement between Landlord and the County of Westchester Industrial Development Agency, or the County of Westchester Industrial Development Agency's failure to consent to this Lease.

               (B) Notwithstanding the foregoing, provided that Tenant is not then currently assigning or subletting more than a total of fifteen (15%) percent of the Demised Premises (as from time to time constituted, exclusive of such assignments and subleases), then this Lease shall not be subject and subordinate to any future ground or underlying leases or to any future mortgages which may hereafter affect the real property or the Building of which the Demised Premises form a part, or to any renewals, modifications, consolidations, replacements or extensions thereof, unless the holder of each such mortgage and/or the landlord under each such lease shall agree in writing for the benefit of Tenant, that as long as Tenant shall not be in default under any of the covenants, terms or conditions of this Lease on the part of Tenant to be performed and observed beyond the applicable periods of notice and cure, if any, such holder or landlord shall not join Tenant as a defendant in any action brought to foreclose any such mortgage or terminate any such ground or underlying lease due to a default by the tenant thereunder, and shall recognize Tenant's right to possession under this Lease for the term demised hereunder notwithstanding the foreclosure of any such mortgage or the termination of any such ground or underlying lease, provided that Tenant shall agree to attorn to the holder of any such mortgage or the purchaser at a foreclosure sale or the landlord under any such ground or underlying lease, if any such party shall become the landlord under this Lease. Landlord represents that to the best of its knowledge there are no existing mortgages on the real property or the Building of which the Demised Premises form a part, and that other than the interim sublease agreement with the County of Westchester Industrial Development Agency there are no ground or underlying leases on all or any portion of such real property or Building.

         SECTION 3. If, at any time prior to the termination of this Lease, the holder of any superior mortgage(s) or lease or any other person or the successors or assigns of the foregoing (collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon receipt of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant's Landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the superior lease(s), shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments satisfactory to any such Successor Landlord in recordable form if requested, to evidence and confirm the foregoing provisions of this Section, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument, for twenty (20) days after notice, for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (c) bound by any previous modification or amendment of this Lease made after the granting of such senior interest, or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by any senior interest holder through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (d) obligated to repair the Demised Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord provided all insurance to be maintained by Landlord hereunder is thus maintained; or (e) obligated to repair the Demised Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Demised Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

         SECTION 4. (A) If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (a) it has given written notice of such act or omission to each holder of a superior mortgage(s) and to each holder of a superior lease(s), whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to each such party at its last address so furnished and (b) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such senior interest holder shall have become entitled under such senior interest, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such senior interest holder shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

               (B) Notwithstanding any contrary provision of this Lease, Tenant shall not under any circumstances, other than an emergency, commence any action or proceeding or take any action based upon an alleged breach or default in this Lease by or through Landlord unless and until (a) Tenant shall have notified Landlord thereof, specifying in detail the facts of the alleged breach or default, and (b) Landlord shall not have cured, or used due diligence to cure, said alleged breach or default within thirty (30) days after receipt of said notice.

                                   ARTICLE 23
                                    BROKERAGE


         Landlord and Tenant represent to each other that, in the negotiation of this Lease, they dealt with no broker or brokers other than the Leasing Broker, and based thereupon, Landlord agrees to pay to the Leasing Broker a brokerage fee per a separate agreement between Landlord and Leasing Broker which either has been entered into at the time of signing this Lease or which may hereinafter be entered into. Each party hereby indemnifies the other and agrees to hold the other harmless from any and all losses, costs, damages, expenses, claims and liabilities, including, without limitation, court costs and reasonable attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for brokerage commissions arising out of any sublease or assignment by Tenant, and Tenant shall and does hereby indemnify Landlord and hold Landlord harmless from any and all liabilities for brokerage commissions arising out of any such sublease or assignment.. Landlord and Tenant acknowledge that in the negotiation of this Lease, each party has been represented by different agents of the Leasing Broker as Landlord has been represented by Mr. Peter Hennessey, a principal of the Leasing Broker, and Tenant has been represented by Mr. Brian Higgins, a managing director of the Leasing Broker. Both Landlord and Tenant acknowledge that the Leasing Broker has a conflict of interest in representing both parties to this Lease and hereby expressly waive the conflict and agree to hold each other harmless from any and all losses, costs, damages, expenses, claims and liabilities, including, without limitation court costs and reasonable attorney's fees and disbursements with respect to this acknowledged and accepted conflict of interest. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 24
                        RE-ENTRY BY LANDLORD ON TENANT'S
                        DEFAULT, CURING TENANT'S DEFAULTS

         SECTION 1. If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may, without further notice, immediately or at any time thereafter enter upon and re-enter the Demised Premises, or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being liable to indictment, prosecution, or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein. In the event that Landlord enters or reenters the Demised Premises by force or otherwise without having first secured a court order permitting same, Landlord shall do so at its own risk, and shall be responsible to Tenant for any and all loss or damage to Tenant's property or operations arising therefrom. The words "enter" or "re-enter", "possess" or "repossess" as herein used, are not restricted to their technical legal meaning. In the event of any termination of this Lease under the provisions of Article 19 or re-entry under this Article or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess proceedings, ejectment, or by any suitable action or proceeding at law, or by agreement, or by force or otherwise by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Base Rent and additional rent due up to the time of such termination of this Lease or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 28.

         SECTION 2. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

         SECTION 3. Each right and remedy of either party to this Lease provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either party to this Lease of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party to this Lease of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         SECTION 4. If this Lease shall terminate under the provisions of
Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 24, or in the event of the termination of this Lease or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Base Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 28 or pursuant to law.

         SECTION 5. If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, beyond any applicable notice and cure period, Landlord without thereby waiving such default, may perform the same for the account and at the expense of Tenant without notice in case of emergency and in any other case if such default continues after fifteen
(15) days from the due date of the giving by Landlord to Tenant of written notice of intention to do so. Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fees, incurred in collecting or endeavoring to collect the Base Rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, whether or not any action or proceeding is instituted, is payable by Tenant, within fifteen (15) days of notice to Tenant and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease together with interest thereon at the lesser of the maximum rate permitted by law or the rate of two (2%) percent per month or portion thereof from the date the said bills should have been paid in accordance with their terms.

                                   ARTICLE 25
                                     NOTICES

         SECTION 1. Any notice, statement, demand, request or other communication required or permitted pursuant to this Lease or otherwise shall be in writing and shall be deemed to have been properly given if addressed as follows:


            To Landlord:    TEXACO INC.
                            2000 Westchester Avenue
                            White Plains, New York  10650
                            Attention: Building Manager
                            Tel. #: (914) 253-7245
                            Fax #: (914) 253-4101



            To Tenant:      ATLAS AIR, INC.
                            538 Commons Drive
                            Legal Department, Bldg. 528
                            Golden, Colorado 80401
                            Attention: Thomas G. Scott, Sr., Esq.
                                       Senior Vice President and General Counsel
                            Tel. #: (303) 526-5050
                            Fax #: (303) 526-3189



            With a Copy     Morrison Cohen Singer & Weinstein, LLP
            (not required   750 Lexington Avenue
            for notice) to: New York, New York 10022
                            Attention: Mary E. Flynn, Esq.

Notwithstanding the foregoing, all notices to Tenant after the Commencement Date shall be addressed to Tenant at the Building, unless Tenant shall give notice to the contrary. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a business day, at the beginning of the next such business day), (ii) if given by mail, five business days after such communication is deposited in the United States mail with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant thereto. The Building Manager's office is presently located at the Terrace Level of the Building (north side between Corridors "C" and "D") and is open from 9:00 a.m. to 5:00 p.m. on weekdays, excluding holidays. The phone number of the Building Manager is provided for convenience only and in no event shall any notice, request or other communication required to be given to Landlord pursuant to this Lease be given to the Building Manager by telephone. Either party may change the persons or addresses above by giving notice as provided above.

         SECTION 2. Tenant shall give notice to Landlord promptly after Tenant learns thereof (a) of any accident in or about the Demised Premises or the Building, (b) of all fires in the Demised Premises, (c) of all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (d) of all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises.

                                   ARTICLE 26
                               REQUIREMENTS OF LAW

         SECTION 1. Prior to the commencement of the Lease Term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises, arising out of Tenant's use or manner of use thereof, (including Tenant's Permitted Use) or, with respect to the Building if arising out of Tenant's use or manner of use of the Demised Premises or the Building (including the Permitted Use). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall give prompt notice to Landlord of any written notice it receives of the violation of any law or requirement of public authority affecting the Demised Premises or the Building.

         SECTION 2. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated.

         SECTION 3. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

         SECTION 4. Tenant, its employees, agents, contractors, licensees, visitors, invitees, or other parties claiming under, or in the Building by permission or sufferance of Tenant shall, at their sole cost and expense, faithfully observe and comply with: (a) the rules and regulations annexed hereto and made a part hereof as Exhibit "C", and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, provided that such modifications are made for the reputation, safety, character, security, care, appearance or interest of the Building or Complex, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, and further provided that such modifications do not unreasonably affect the conduct of Tenant's business in the Demised Premises or its use and enjoyment by Tenant, its employees, agents, contractors, licensees, visitors, invitees, or other parties claiming under, or in the Building by permission or sufferance of Tenant and/or materially reduce Tenant's rights under this Lease;

and (b) all laws, statutes, codes, rules, regulations and requirements referred to in Section 1 of this Article. In the event of any inconsistency of conflict between the provisions of this Lease and the rules and regulations attached hereto and made a part hereof as Exhibit "C", and any rules and regulations changed subsequent to the date of this Lease, the provisions of the Lease shall be deemed to control and be binding. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the rules and regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the rules and regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant, and Landlord agrees to use reasonable efforts to promptly investigate any violation of a rule or regulation.

                                   ARTICLE 27
                 NON-LIABILITY, INDEMNIFICATION AND NON-RECOURSE

         SECTION 1. Landlord, its agents, employees, officers, directors, shareholders, partners, and principals (disclosed or undisclosed) and the holder of any superior mortgage(s) or of any superior lease(s), and such holder's respective agents, employees, contractors, officers, directors, shareholders, partners, and principals (disclosed or undisclosed) shall not be liable to Tenant and Tenant hereby agrees not to sue and to waive all claims against such individuals and/or entities, arising from any injury to Tenant or its employees, or invitees and any damage to or loss of any property of Tenant, its employees, or invitees (by theft, vandalism, or otherwise) occurring on or about the Demised Premises, the Building, and/or the Complex resulting from any cause whatsoever in nature, other than the negligence or willful misconduct of Landlord, its agents, servants, employees, contractors, officers, directors, shareholders, partners, and principals (disclosed or undisclosed).

         SECTION 2. (A) Tenant covenants and agrees to indemnify and save harmless Landlord, its agents, employees, contractors, officers, directors, shareholders, partners, and principals (disclosed or undisclosed), licensees and invitees (collectively the "Indemnified Parties") from and against any and all liability (statutory or otherwise) claims, suits, demands, damages, judgments, costs, interests, and expenses, including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding whether incurred in a third-party action or in an action brought by Tenant, to which the Indemnified Parties may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons (including, without limitation, any of the Indemnified Parties), or damage to property (including any loss of use thereof) (i) arising from or in connection with the occupancy or use of, or from any work, installation, or thing whatsoever done in or about the Demised Premises during the Term of this Lease caused by Tenant (or prior to or subsequent thereto, if Tenant is then in possession of or otherwise exercises any control over the Demised Premises or any part thereof); (ii) arising from any condition of the Demised Premises, the Building, and/or the Complex caused by Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees, or invitees;
(iii) resulting from any default by Tenant in the performance of Tenant's obligations under this Lease, or (iv) resulting from any act, omission, or negligence of Tenant or of any of Tenant's officers, directors, agents, contractors, employees, subtenants, licenses, or invitees, provided, that Tenant shall not be responsible for liabilities resulting directly from the negligence or willful misconduct of the Indemnified Parties.

               (B) Tenant further agrees to indemnify and save harmless the Indemnified Parties for from and against any and all liability (statutory or otherwise) claims, suits, demands, damages, judgments, costs, interests, and expenses, including, but not limited to, reasonable counsel fees and disbursements incurred in the defense of any action or proceeding whether incurred in a third-party action or in an action brought by Tenant, to which the Indemnified Parties may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, or damage to property (including any loss of use thereof) of any employee, agent, or invitee of Tenant on any portion of the Demised Premises, the Building, and/or the Complex, including, but not limited to, recreation facilities, auditorium, and grounds, resulting from any cause whatsoever in nature, other than the negligence or willful misconduct of the Indemnified Parties.

               (C) In case any action or proceeding is brought against Landlord by reason of any claim as set forth in subparagraph 2(A), above, Tenant, upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.

               (D) Landlord covenants and agrees to indemnify and save harmless Tenant, its agents, employees, contractors, officers, directors, shareholders, partners, and principals (disclosed or undisclosed) from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, and interests incurred by or adjudicated against Tenant in any action or proceeding, whether incurred in a third-party action or in an action brought by Landlord to which Tenant may be subject or which it may suffer by reason of any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), should and to the extent that it be determined that such injury, death, or loss of property resulted from negligence or willful misconduct of Landlord, its agents, employees, contractors, officers, directors, shareholders, partners, or principals (disclosed or undisclosed).

               (E) An indemnifying party under this Article 27 agrees to pay to such other indemnified party or parties under this Article, all sums to be so paid pursuant to subsection (A) or (C) above, within one hundred twenty (120) days following notice transmitted in accordance with Article 25 of this Lease, together with bills, statements, judgments, or other evidence of losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section.

         SECTION 3. Except as otherwise provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of Events of Force Majeure; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

         SECTION 4. Notwithstanding any contrary provisions of this Lease whatsoever, including, without limitation, those pertaining to use and Permitted Use, Tenant shall not use, or permit the use of the Demised Premises, the Building or the Complex so as to create or result in, directly or indirectly, (a) any sudden or gradual spill, leak, discharge, escape, seepage, infiltration, abandonment, dumping, disposal or storage of any hazardous or industrial waste, substance or contamination, effluent, sewage, pollution or other detrimental or deleterious materials or substances (including, without limitation, asbestos), or the disposal, storage or abandonment on the Complex of any material, tank or container holding or contaminated by any of the foregoing or residues thereof, or the installation of any material or product containing or composed of any of the foregoing, in, on, from under or above the Complex (the foregoing occurrences being hereinafter collectively called "Environmental Hazard"), or (b) any violation, or state of facts or condition which would result in a violation, of any Federal, State or local statute, law, code, rule regulation or order applicable to any Environmental Hazard (the foregoing being hereinafter collectively called "Legal Violation"). In the event of the violation of the foregoing by Tenant, in addition to all other rights and remedies of Landlord under this Lease, regardless of when the existence of the Environmental Hazard or Legal Violation is determined, and whether during the Lease Term or after the Expiration Date,
(I) Tenant shall, immediately upon notice from Landlord, at Tenant's sole cost and expense, at Landlord's option, either (x) take all action necessary to test, identify and monitor the Environmental Hazard and to remove the Environmental Hazard from the Complex and dispose of the same and restore the Complex to the condition existing prior to such removal, and/or to remedy any Legal Violation, all in accordance with applicable Federal, State and local statutes, laws, codes, rules, regulations or orders or (y) reimburse Landlord for all costs and expenses incurred by Landlord for engineering or environmental consultant or laboratory services in testing, investigating, identifying and monitoring the Environmental Hazard and in removing and disposing of the Environmental Hazard and in restoring the Complex, and/or in remedying any Legal Violation, and (II) Tenant shall and hereby does defend with legal counsel acceptable to Landlord, indemnify and save harmless Landlord and Others in Interest against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including architects' and attorneys' fees and disbursements which may be imposed upon or incurred by or asserted against Landlord or Others in Interest, whether by any governmental authority, Tenant or other third party, by reason of any violation or alleged violation of any of the foregoing provisions of this Section.

         SECTION 5. Anything to the contrary in this Lease notwithstanding, Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Complex and Building (inclusive of all sale or insurance proceeds and condemnation awards with respect thereto) for the collection of a judgment (or other judicial process) requiring the payment of damages or money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord (or if Landlord is a partnership of any partner of Landlord) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

         SECTION 6. In no event shall Landlord or Tenant be liable under this Lease for any consequential, incidental, punitive, indirect, or special damages or any other liabilities not expressly set forth herein, regardless of legal theory or negligence provided, that consequential, incidental, punitive, indirect, or special damages shall be deemed to be direct damages in an indemnification payment otherwise due under Article 27 reimbursing payments for consequential, incidental, punitive, indirect, or special damages made by an indemnified party to a third party in a third party action.

         SECTION 7. All of the provisions of this Article shall survive termination of this Lease.

                                   ARTICLE 28
                                     DAMAGES

         SECTION 1. If this Lease is terminated under the provisions of Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 24 or in the event of the termination of this Lease, or of re-entry by summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages , at the election of Landlord, either: (a) on demand, a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of: (1) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises; over (2) the aggregate rental value of the Demised Premises for the same period; or (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and the expenses of reletting.

         If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Lease Term, or any part thereof, before presentation of proof of such damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall cooperate with Tenant in any efforts to re-rent the Demised Premises and thereby mitigate damages in the event of a default, provided that Landlord shall in no event and in no way be responsible or liable for any failure to relet the Demised Premises or any party thereof or for failure to collect any rent due upon any such reletting.

         SECTION 2. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired if it had not been so terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to or less than any of the sums referred to in this Article.

         SECTION 3. If Tenant shall at any time be in default hereunder, whether or not Landlord shall institute an action or summary proceeding against Tenant based upon such default and whether or not such default results from non-payment of Base Rent or additional rent, or if Tenant requests Landlord to review or execute documents (including, without limitation, any sublease or occupancy documents) in connection with this Lease or to grant its consent or approval to the making of Tenant's Changes, or otherwise if it is reasonably prudent for Landlord to contact legal counsel, architects, engineers or other representatives or agents as to the form or substance of any of the foregoing, then Tenant shall reimburse Landlord, as additional rent, for all reasonable fees, charges and disbursements of such attorneys, architects, engineers or other representatives or agents, thereby incurred by Landlord.

                                   ARTICLE 29
                WAIVERS, FAILURE TO ENFORCE TERMS, MODIFICATIONS

         SECTION 1. Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law, of the service of any notice of intention to re-enter and also waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed or ejected by process of law or in case of re-entry or repossession by Landlord or in case of expiration or termination of this Lease as herein provided.

         SECTION 2. Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding.

         SECTION 3. No payment by Tenant or receipt by Landlord of a lesser amount than the correct amount of Base Rent and additional rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law or in equity. The payment of Base Rent or additional rent by Tenant shall not be deemed a waiver of Tenant's right to dispute any specific item or items charged to Tenant as rent by Landlord.

         SECTION 4. To the extent not prohibited by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

         SECTION 5. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         SECTION 6. No agreement to accept a surrender of all of any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to assign or sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's property in connection with such subletting.

         SECTION 7. (A) No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

               (B) If, in connection with obtaining, continuing, or renewing financing for the Building or any part thereof (or a leasehold or any interest therein) a banking, insurance or other lender shall request modifications of this Lease as a condition of such financing, Tenant shall give all reasonable and prompt cooperation to Landlord required to obtain such financing, provided that such modifications do not materially reduce Tenant's rights under this Lease.

                                   ARTICLE 30
                                     SHORING


         If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to or below the Building, Tenant, without liability on the part of Landlord therefore, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against Landlord and Tenant shall not be entitled to any diminution or abatement of rent on account thereof.

                                   ARTICLE 31
                        SUCCESSORS AND ASSIGNS, NO OTHER
                          REPRESENTATIONS, CONSTRUCTION

         SECTION 1. The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 20 shall operate to vest any rights in any successor or assignee of Tenant, and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 19. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer, such obligations shall thereafter be binding upon each transferee of the interest of landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided elsewhere in this Lease. A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 31.

         SECTION 2. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, "Representations" (meaning covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings), and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant expressly acknowledges and agrees that Landlord has not made, and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, and has not been induced to enter into this Lease by any Representations, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease, and no such Representations not so expressly herein set forth shall be used in the interpretation or construction of this Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations not so expressly herein set forth.

         SECTION 3. If any of the provisions of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                   ARTICLE 32
                            MISCELLANEOUS PROVISIONS

         SECTION 1. All work, including but not limited to, waxing or additional cleaning that Tenant does or shall do in the Demised Premises, shall be done with materials and contractors approved in writing by Landlord and shall at all times comply with all laws and/or requirements of public authorities. Tenant, as additional rent, shall indemnify and hold harmless Landlord, against any loss or damage Landlord may sustain by reason of, and against any orders, decrees, judgments, attorneys' fees and expenses resulting from failure of Tenant to comply with the provisions hereof.

         SECTION 2. The Article headings in this Lease and the Table of Contents prefixed to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

         SECTION 3. Any provision of this Lease which requires a party not to unreasonably withhold its consent, (i) shall be read as if the word "withhold" read "withhold, delay or defer," and (ii) shall never be the basis for any award of damages (unless exercised in intentional and deliberate bad faith) or give rise to a right of setoff to the other party, but shall be the basis for a declaratory judgment or specific injunction with respect to the matter in question. The prevailing party in such action shall be entitled, in addition to its court costs, to such reasonable attorney's fees as may be fixed by a court of competent jurisdiction.

         SECTION 4. Wherever in this Lease Landlord or Tenant performs any work permitted to be performed under this Lease due to default or due to the other's failure to perform any of the conditions on its part to be performed hereunder, or wherever the other otherwise performs work at Tenant's cost and expense, then such work shall be performed at Landlord's Charge, if being performed by Landlord, or shall be billed back to Landlord, if being performed by Tenant.

         SECTION 5. This Lease is offered to Tenant for signature with the express understanding that it shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy to Tenant, and until the holder of any and all superior mortgage(s) shall have approved the same.

         SECTION 6. Tenant, as an inducement to Landlord to enter into this Lease, has and does represent, covenant and agree that Tenant will take all necessary measures and institute all procedures as may be necessary to insure that Tenant's clients, invitees, and employees do not loiter in the public areas of the Building (including but not limited to the corridors, elevators, lobbies, lavatories, etc.) and that such clients, invitees and employees will at all times conduct themselves in a proper businesslike manner when passing through such public areas of the Building for purposes of access and egress to and from the Demised Premises. Notwithstanding the foregoing, Tenant's employees shall not be prohibited from using the public areas in and around the Building and the Complex in a manner consistent with this Lease. Tenant further acknowledges and agrees that any breach by Tenant of its foregoing agreements and representations will materially injure Landlord who has intentions to rent space in the Building to major tenants and who does not wish to have other tenants of the Building disturbed, annoyed or inconvenienced. Accordingly, it is expressly agreed that any substantial and continuing violation by Tenant of its agreements, representations and obligations pursuant to this Article shall constitute a material default by Tenant under the terms of this Lease entitling Landlord to exercise any and all rights granted Landlord under this Lease including, without limitation, the right to terminate this Lease and recover possession of the Demised Premises by reason of Tenant's default.

         SECTION 7. Tenant shall at no time leave any merchandise, supplies, materials or refuse in the hallways or other common portions of the Buildings or in any other area of the Building other than the Demised Premises. Tenant covenants that all wet garbage and similar refuse shall be kept in proper containers, until removed from the Building so as to prevent the escape of objectionable fumes and odors and the spread of vermin.

         SECTION 8. The person(s) executing this Lease on behalf of Tenant hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of Tenant. The person(s) executing this Lease on behalf of Landlord hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of Landlord.

         SECTION 9. Time is of the essence concerning any provisions of this Lease relating to Tenant's obligation to pay Base Rent, additional rent, and any other sums to be paid hereunder by Tenant to Landlord.

         SECTION 10. This Lease shall be governed in all respects by and construed under the laws of the State of New York without reference to the choice of law provisions thereof.

         SECTION 11. This Lease shall be construed without any regard to any presumption or other rule regarding construction against the party causing this Lease to be drafted.

         SECTION 12. Notwithstanding any cancellation or termination of this Lease, nothing herein shall be construed to release either party to this Lease from any liability or responsibility (whether then or thereafter accruing) with respect to any acts, omissions or obligations of either party to this Lease occurring prior to such cancellation or termination, all of which shall survive such cancellation or termination.

         SECTION 13. Tenant shall pay to Landlord upon demand, as additional rent, any increase in occupancy rent tax now in effect or any occupancy tax hereafter enacted, which Landlord is now or hereafter required to pay with respect to the Demised Premises.

         SECTION 14. The words "best efforts" as used in this Lease shall mean the use of a party's reasonable best efforts conducted in good faith and in a commercially reasonable manner.

         SECTION 15. Landlord's liabilities and obligations under this Lease shall not in any way be enhanced merely by virtue of the fact that businesses and Affiliates of Texaco Inc. occupy space in the Building.

         SECTION 16. Wherever in this Lease reference is made to the performance of work or construction by Landlord, it shall mean, unless Landlord otherwise shall determine to perform the work or construction, by a contractor or contractors chosen by Landlord, it being understood that Landlord itself shall not be required to perform such work or construction; and to the extent that, pursuant to this Lease, the cost of such work or construction is payable by Tenant, such cost shall be at Landlord's Charge applicable to work performed by or on behalf of Landlord.

         SECTION 17. During the term of this Lease, Landlord shall not, without prior written consent of Tenant, employ or otherwise secure the services of, offer to or solicit to employ, individuals while they are employed by Tenant in positions having a level of responsibility and status equivalent to or greater than Tenant's "Manager - Human Resources". During the term of this Lease, Tenant shall not, without prior written consent of Landlord, employ or otherwise secure the services of, offer to or solicit to employ, individuals while they are employed by Landlord in positions equivalent to or greater than Landlord's Pay-Grade 17.

                                   ARTICLE 33
                               DISPUTE RESOLUTION


         Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Base Rent and additional rent, request arbitration, of any matter in dispute where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in the notice the nature of the dispute, and the dispute shall be determined in the County of Westchester, State of New York, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction.

                                   ARTICLE 34
                                 EXPANSION SPACE

         SECTION 1. If Texaco Inc. and/or an Affiliate of Texaco Inc. is in ownership of the Building:

               (A) Provided that this Lease is in full force and effect, and that Tenant has faithfully kept and performed all of the terms and obligations on its part then to be performed under the Lease, then Tenant shall have the option provided in this Section to expand the Demised Premises to include the space as reflected on Exhibit "F" annexed hereto and made a part hereof (the "Preliminary Expansion Space"). To exercise such expansion option, Tenant shall give Landlord notice of its intention to exercise such expansion option on or prior to the three (3) year anniversary of the Commencement Date (the "Preliminary Expansion Space Notice"). This expansion option shall be deemed waived unless Tenant properly gives the Preliminary Expansion Space Notice. Tenant and Landlord agree and stipulate that the total number of rentable square feet of space of the Preliminary Expansion Space is approximately twenty thousand (20,000) square feet and that upon such expansion the Leased Floor Space will be increased by the actual amount. Measurement of the actual amount shall be performed by first using the BOMA method for measuring useable rentable space and then multiplying the result by
1.1765 (which accounts for a 15% loss factor from gross rentable to usable rentable space) to achieve the figure for gross rentable space. The base rent to be charged and the tenant improvement allowances allocable to the Preliminary Expansion Space shall be determined based upon similar rent charges and tenant improvement allowances applicable to a lease of comparable space, in terms of age, quality, size, location, services, amenities, quality of construction, appearance and length of lease (the "Fair Market Value"). The lease term for the Preliminary Expansion Space shall commence six (6) months after Tenant properly gives the Preliminary Expansion Space Notice (but in no event later than the three (3) year, six (6) month anniversary of the Commencement Date), and shall be coterminous with the Lease Term ("Preliminary Expansion Space Term"), provided that Landlord shall have made the Preliminary Expansion Space available to Tenant on the commencement of the Preliminary Expansion Space Term in accordance with Section 3 of this Article.

               (B) Provided that this Lease is in full force and effect, that Tenant has faithfully kept and performed all of the terms and obligations on its part then to be performed under the Lease, and that Tenant is not then currently assigning or subletting more than a total of fifteen (15%) percent of the Demised Premises (as from time to time constituted, exclusive of such assignments and subleases), then Tenant shall have the option provided in this Section, to further expand the Demised Premises. In the event that Tenant has properly exercised its option to lease the Preliminary Expansion Space pursuant to the preceding subparagraph (A) hereof and is currently occupying such space, then the space subject to Tenant's further option shall be the space reflected on Exhibit "G" annexed hereto and made a part hereof; in all other cases, the space subject to Tenant's further option shall include a portion of the space reflected on Exhibit "I" annexed hereto and made a part hereof as designated by Landlord in Landlord's reasonable discretion, provided there is direct access to such space for Tenant from the Demised Premises. (The space referenced on Exhibit "G" or, if applicable, the space referenced on Exhibit "I" and so designated by Landlord, shall hereinafter be referred to as the "Expansion Space"). To exercise such expansion option, Tenant shall give Landlord notice of its intention to exercise such expansion option on or prior to the seven (7) year, three (3) month anniversary of the Commencement Date (the "Expansion Space Notice"). This expansion option shall be deemed waived unless Tenant properly gives the Expansion Space Notice. Tenant and Landlord agree and stipulate that the total number of rentable square feet of space of the Expansion Space is approximately thirty thousand (30,000) square feet, which amount may be adjusted upward or downward so that Landlord may reasonably situate the Expansion Space in the Building, and the Leased Floor Space will be increased by the actual amount. Measurement of the actual amount shall be performed by first using the BOMA method for measuring useable rentable space and then multiplying the result by 1.1765 (which accounts for a 15% loss factor from gross rentable to usable rentable space) to achieve the figure for gross rentable space. The base rent to be charged and the tenant improvement allowance allocable to the Expansion Space shall be determined based upon Fair Market Value. The lease term for the Expansion Space shall commence on the later of (y) the four (4) year anniversary of the Commencement Date, and (x) nine (9) months after Tenant properly gives the Expansion Space Notice (but in no event later than the day before the eight (8) year anniversary of the Commencement Date), and shall be coterminous with the Lease Term ("Expansion Space Term"), provided that Landlord shall have made the Expansion Space available to Tenant on the commencement of the Expansion Space Term in accordance with Section 3 of this Article.

               (C) Provided that this Lease is in full force and effect, that Tenant has faithfully kept and performed all of the terms and obligations on its part then to be performed under the Lease, and that Tenant is not then currently assigning or subletting more than a total of fifteen (15%) percent of the Demised Premises (as from time to time constituted, exclusive of such assignments and subleases), then Tenant shall have the option provided in this Section, to further expand the Demised Premises. In the event that Tenant has properly exercised its option to lease the Preliminary Expansion Space and the Expansion Space pursuant to the preceding subparagraphs (A) and (B) hereof and is currently occupying such space, then the space subject to Tenant's further option shall be the space reflected on Exhibit "H" annexed hereto and made a part hereof; in all other cases, the space subject to Tenant's further option shall include a portion of the space reflected on Exhibit "I" annexed hereto and made a part hereof as designated by Landlord in Landlord's reasonable discretion, provided there is direct access to such space for Tenant from the Demised Premises. (The space referenced on Exhibit "H" or, if applicable, the space referenced on Exhibit "I" and so designated by Landlord, shall hereinafter be referred to as the "Additional Expansion Space"). To exercise such expansion option, Tenant shall give Landlord notice of its intention to exercise such expansion option on or prior to the eleven (11) year, three (3) month anniversary of the Commencement Date (the "Additional Expansion Space Notice"). This expansion option shall be deemed waived unless Tenant properly gives the Additional Expansion Space Notice. Tenant and Landlord agree and stipulate that the total number of rentable square feet of space of the Additional Expansion Space is approximately thirty thousand (30,000) square feet, which amount may be adjusted upward or downward so that Landlord may reasonably situate the Additional Expansion Space in the Building, and the Leased Floor Space will be increased by the actual amount. Measurement of the actual amount shall be performed by first using the BOMA method for measuring useable rentable space and then multiplying the result by 1.1765 (which accounts for a 15% loss factor from gross rentable to usable rentable space) to achieve the figure for gross rentable space. The base rent to be charged and the tenant improvement allowance allocable to the Additional Expansion Space shall be determined based upon Fair Market Value. The lease term for the Additional Expansion Space shall commence on the later of (y) the eight
(8) year anniversary of the Commencement Date, and (x) nine (9) months after Tenant properly gives the Additional Expansion Space Notice (but in no event later than the day before the twelve (12) year anniversary of the Commencement
Date), and shall be coterminous with the Lease Term ("Additional Expansion Space Term"), provided that Landlord shall have made the Additional Expansion Space available to Tenant on the commencement of the Additional Expansion Space Term in accordance with Section 3 of this Article.

         SECTION 2. If Texaco Inc. and/or an Affiliate of Texaco Inc. is not in ownership of the Building:

               (A) Tenant shall have the option provided in this Section to expand the Demised Premises to include the Preliminary Expansion Space on the same terms and conditions, and subject to the same limitations, as are set forth in Article 34, Section 1(A).

               (B) Tenant shall have the option provided in this Section to expand the Demised Premises to include the Expansion Space on the same terms and conditions, and with the same limitations, as are set forth in Article 34,
Section 1(B), subject to the remaining provisions of this Section 2(B). To exercise such expansion option, Tenant shall give Landlord notice of its intention to exercise such expansion option on or prior to the three (3) year, three (3) month anniversary of the Commencement Date (the "Alternate Expansion Space Notice"). The lease term for the Expansion Space shall commence on the four (4) year anniversary of the Commencement Date, and shall be coterminous with the Lease Term ("Alternate Expansion Space Term"), provided that Landlord shall have made the Expansion Space available to Tenant on the commencement of the Alternate Expansion Space Term in accordance with Section 3 of this Article.

               (C) Tenant shall have the option provided in this Section to expand the Demised Premises to include the Additional Expansion Space on the same terms and conditions, and with the same limitations, as are set forth in
Article 34, Section 1(C), subject to the remaining provisions of this Section 2(C). To exercise such expansion option, Tenant shall give Landlord notice of its intention to exercise such expansion option on or prior to the seven (7) year, three (3) month anniversary of the Commencement Date (the "Alternate Additional Expansion Space Notice"). The lease term for the Additional Expansion Space shall commence on the eight (8) year anniversary of the Commencement Date, and shall be coterminous with the Lease Term ("Alternate Additional Expansion Space Term"), provided that Landlord shall have made the Additional Expansion Space available to Tenant on the commencement of the Alternate Additional Expansion Space Term in accordance with Section 3 of this Article.

         SECTION 3. The Preliminary Expansion Space, Expansion Space and Additional Expansion Space shall be considered part of the Demised Premises and shall be subject to all of the terms and conditions of this Lease as applied to the Demised Premises. Each of the Preliminary Expansion Space, the Expansion Space and the Additional Expansion Space shall be delivered to Tenant in its then "as is" condition free of all leases, tenants and/or occupants and provided further that Landlord shall have removed therefrom all of Landlord's (or such prior occupant's) furniture, office equipment and any other articles of movable personal property provided the same are not built into or installed. Landlord shall not be obligated to perform any work to prepare either the Preliminary Expansion Space, the Expansion Space or the Additional Expansion Space for Tenant. The construction or build out of the Preliminary Expansion Space, Expansion Space or Additional Expansion Space shall be Tenant's responsibility and shall be subject to all of the terms and conditions required for the construction of the Demised Premises as set forth in Article 2 and other parts of this Lease, except that the Tenant Improvement Allowance authorized for the construction of each of these additional spaces shall be based upon Fair Market Value.

         SECTION 4. Promptly following Tenant's delivery to Landlord of notice that Tenant is exercising its option to take the Preliminary Expansion Space, Expansion Space and the Additional Expansion Space, Landlord shall notify Tenant of the amount which, in Landlord's reasonable opinion represents the Fair Market Value for the base rent and/or tenant improvement allowances relative to such space. Within twenty (20) days of such notice, if Tenant disagrees with the Fair Market Value proposed by Landlord, Tenant shall notify Landlord that Tenant so disagrees that the base rent and/or tenant improvement allowances therein provided constitutes Fair Market Value, and shall specify what base rent and/or tenant improvement allowance, in Tenant's opinion, constitutes Fair Market Value ("Tenant's Fair Market Value Notice"). In the event no Tenant's Fair Market Value Notice is timely given to Landlord as aforesaid, the base rent and/or tenant improvement allowances set forth in Landlord's aforementioned notice to Tenant shall be deemed to be Fair Market Value. In the event Tenant's Fair Market Value Notice is timely given, and Landlord and Tenant still cannot agree on the Fair Market Value, then the procedure set forth in Section 5 of this
Article 34 shall be used in determining Fair Market Value.

         SECTION 5. In the event the parties cannot agree upon the base rent and/or tenant improvement allowance constituting the Fair Market Value within seven (7) business days following Tenant's Fair Market Value Notice, then at the request of either party to the other (called the "Fair Market Value Initial Request"), Landlord and Tenant shall each nominate one appraiser deemed by them, respectively, to be fit, reputable and impartial, to appraise and determine the Fair Market Value. The nomination of each such appraiser shall be in writing and shall be given by each party to the other within twenty (20) days following a party's receipt of the Fair Market Value Initial Request and the two appraisers shall thereafter make their respective determinations of the Fair Market Value within thirty (30) days of their both having been appointed. If only one party shall so nominate an appraiser, then that appraiser shall act alone. If the Fair Market Value as determined by one appraiser is not more than 110% of the Fair Market Value as determined by the other appraiser, the Fair Market Value will be the average of the two Fair Market Value amounts. In all other cases, the appraisers will jointly select a third appraiser who is a fit, reputable and impartial person, which appointment shall be made within sixty (60) days after the second of the first two appraisers has been appointed. The third appraiser will, within twenty (20) days of its retention, determine its view of the Fair Market Value, which may be any amount that is between the Fair Market Value determinations made by the first two appraisers. The determination of the Fair Market Value in accordance with this Section will be final, binding and conclusive upon the parties. Tenant agrees to take the Preliminary Expansion Space, Expansion Space and/or Additional Expansion Space in accordance with such determination, and to execute confirming agreements with respect thereto within ten (10) days after Landlord's submission thereof to Tenant. Each party shall bear the expense of its own appraiser, but the fees of the third appraiser shall be shared equally.

         SECTION 6. No person shall be qualified for appointment as an appraiser hereunder unless he or she is a licensed real estate broker or agent with at least five (5) years of experience in leasing office space. Any appraiser may be removed by the parties or other persons who appointed that appraiser, as the case may be, for failure to perform his or her duties expeditiously, and a successor appraiser shall be promptly appointed by such parties or person(s), as the case may be.

                                   ARTICLE 35
                                    SECURITY

         SECTION 1. Landlord has installed in the Building and shall maintain throughout the Lease Term a security surveillance system consisting of television monitors, exterior alarm doors and a security control desk, and shall provide personnel to operate such security surveillance system and staff such security control desk, on a twenty-four (24) hours basis every day of the year. Landlord shall also provide security guards in such locations, at such times and in such numbers as Landlord shall determine in Landlord's sole discretion. No representation, guaranty or warranty is made or assurance given that the aforesaid security surveillance system or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any property of Tenant (including Tenant's Property) or of any other person.

         SECTION 2. Tenant shall require Tenant's employees, agents, contractors, clients, invitees and licensees to wear identification badges supplied by Landlord while present in the Building. Identification badges shall be initially supplied by Landlord to Tenant's present and future employees at Landlord's expense; all replacement badges shall be supplied by Landlord at Tenant's expense.

         SECTION 3. Tenant, at Tenant's sole cost and expense and with the prior consent of Landlord, which consent shall not be unreasonably withheld, may impose such additional security measures as Tenant deems desirable; provided that such security measures are at all times in compliance with all laws, rules and regulations of public authorities having jurisdiction with respect to the Building and shall not interfere with Landlord's obligations to provide services or perform work under this Lease, or Landlord's access to the Premises as provided in this Lease.

         SECTION 4. In the absence of any negligent or otherwise wrongful act or omission of Landlord, its employees and agents, Landlord shall not be liable for injury or damage to the person or property of Tenant, Tenant's agents, servants, employees, contractors or invitees, caused by or resulting from theft, illegal entry or trespass, vandalism or any other similar cause. Landlord assumes no special or other duty to safeguard Tenant's person or property.

         SECTION 5. All parking on the Complex by Tenant, its employees and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism, or any other cause whatsoever, except to the extent caused by any negligent or otherwise wrongful act or omission of Landlord, its employees and agents. Landlord shall have no obligation whatsoever to provide a guard or any other personnel or device to patrol, monitor, guard or secure any parking areas; if Landlord does so provide, it shall be solely for Landlord's convenience, and Landlord shall in no way whatsoever be liable for any acts or omissions of such personnel or device in failing to prevent any such theft, vandalism, or loss or damage by other cause.

                                   ARTICLE 36
                                CONTINUATION TERM

SECTION 1. Following the Lease Term, Tenant is hereby granted the option to extend the term of this Lease for a first renewal period of five (5) years and a second renewal period of five (5) years. Each such renewal term shall be referred to as a "Continuation Term". With respect to each such Continuation Term and on the date of commencement of each Continuation Term, this option is expressly conditioned upon determining that on the date of exercise of such option (as provided in this Section): (a) this Lease is in full force and effect and has not expired or been terminated; (b) Tenant is not in default under this Lease beyond any applicable notice and cure period; and (c) Tenant is not then currently assigning or subletting more than a total of fifteen (15%) percent of the Demised Premises (as from time to time constituted, exclusive of such assignments and subleases). Such option shall be exercised by Tenant by notice (the "Continuation Notice") given to Landlord for each of the first and second Continuation Terms, not later than twelve (12) full calendar months prior to the Expiration Date and the expiration of the first Continuation Term, respectively. The space to be included in the Continuation Term shall be the same space as was included in the Lease at the moment immediately prior to the commencement of such Continuation Term; and the following terms shall be applicable to the Continuation Term: (i) the Demised Premises shall be delivered to Tenant "as is" in its same condition, and none of Landlord's obligations under Article 2 or elsewhere in this Lease regarding improvement of any space shall be applicable,
(ii) no rent concession or credit against the cost of, or Landlord's contribution to the cost of, any improvements, work or property (including, without limitation, furniture) shall be applicable, (iii) the same "escalators" or adjustments in rent as are provided in Articles 4 and 5 and elsewhere in this Lease shall be applicable, (iv) the After Hours Charge for heating, air conditioning and ventilating shall be that amount which Landlord is charging therefor to new tenants in the Building (or if no such new tenants, then in comparable buildings in the area of the Building), (v) the annual Base Rent for each Rent Year during the Continuation Term shall be the amount determined under
Section 2
 hereof, and (vi) all of the other terms and conditions of this Lease shall be applicable to the Continuation Term other than rent, any further right to expand the Demised Premises or renew beyond the second Continuation Term, and other than as may be reasonably necessary because a renewal term rather than an original term, and a previously occupied space rather than a new space, is involved.

         SECTION 2. Promptly following Tenant's delivery to Landlord of the Continuation Notice timely given as provided in Section 1 of this Article, Landlord shall notify Tenant of the amount which, in Landlord's reasonable opinion represents the fair market Base Rent during the Continuation Term (the "Fair Market Rent"). The Fair Market Rent shall be determined based upon the terms and conditions, including, rent, free rent, tenant improvement allowances, brokerage commissions, base years, construction time and all other lease concessions, which renewal tenants are then receiving in connection with the lease of comparable space, in terms of age, quality, size, location, services, amenities, quality of construction, appearance and length of lease. Within twenty (20) days of such notice, if Tenant disagrees with the Fair Market Rent proposed by Landlord, Tenant shall notify Landlord that Tenant so disagrees that the Base Rent therein provided constitutes the Fair Market Rent, as hereinafter provided, and shall specify what Base Rent, in Tenant's opinion, constitutes the Fair Market Rent ("Tenant's Base Rent Notice"). In the event no Tenant's Base Rent Notice is timely given to Landlord as aforesaid, the Base Rent set forth in Landlord's aforementioned notice to Tenant shall be deemed to be the Fair Market Rent. In the event Tenant's Base Rent Notice is timely given, and Landlord and Tenant still cannot agree on the Fair Market Rent, then the procedure set forth in Section 3 of this Article 36 shall be used in determining Fair Market Rent.

         SECTION 3. In the event the parties cannot agree upon the Base Rent constituting the Fair Market Rent within seven (7) business days following Tenant's Fair Market Rent Notice, then at the request of either party to the other (called the "Base Rent Initial Request"), Landlord and Tenant shall each nominate one appraiser deemed by them, respectively, to be fit, reputable and impartial, to appraise and determine the Fair Market Rent. The nomination of each such appraiser shall be in writing and shall be given by each party to the other within twenty (20) days following a party's receipt of the Base Rent Initial Request and the two appraisers shall thereafter make their respective determinations of the Fair Market Rent within thirty (30) days of their both having been appointed. If only one party shall so nominate an appraiser, then that appraiser shall act alone. If the Fair Market Rent as determined by one appraiser is not more than 110% of the Fair Market Rent as determined by the other appraiser, the Fair Market Rent will be the average of the two Fair Market Rent amounts. In all other cases, the appraisers will jointly select a third appraiser who is a fit, reputable and impartial person, which appointment shall be made within sixty (60) days after the second of the first two appraisers has been appointed. The third appraiser will, within twenty
(20) days of its retention, determine its view of the Fair Market Rent, which may be any amount that is between the Fair Market Rent determinations made by the first two appraisers. The determination of the Fair Market Value in accordance with this Section will be final, binding and conclusive upon the parties. Tenant agrees to enter into the Continuation Term in accordance with such determination, and to execute confirming agreements with respect thereto within ten (10) days after Landlord's submission thereof to Tenant. Each party shall bear the expense of its own appraiser, but the fees of the third appraiser shall be shared equally.

         SECTION 4. No person shall be qualified for appointment as an appraiser hereunder unless he or she is a licensed real estate broker or agent with at least five (5) years of experience in leasing office space. Any appraiser may be removed by the parties or other persons who appointed that appraiser, as the case may be, for failure to perform his or her duties expeditiously, and a successor appraiser shall be promptly appointed by such parties or person(s), as the case may be.

                                   ARTICLE 37
                                SATELLITE ANTENNA

         SECTION 1. (A) Subject to the provisions of this Article, Tenant may install, operate and maintain, in a location on the roof of the Building, microwave, satellite or other antenna communications systems (herein called the "Satellite Antenna") that transmits and receives signals to or from other communications installations located off-site. Such Satellite Antenna shall be subject to Landlord's prior written approval as to the installation, in addition to the appearance, size, safety considerations, weight, location and connections. Tenant's contractors shall be approved by Landlord. Tenant is permitted, subject to the provisions of this Lease and solely at Tenant's cost and expense, to install, operate and maintain the Satellite

Antenna, as well as the conduits and cables necessary for the construction and operation of the Satellite Antenna from the roof to the Demised Premises through then available sleeves located in the Building communications closets, provided that (i) the installation thereof (including all structural reinforcement, framing and waterproofing) shall be performed subject to these provisions, (ii) Tenant shall obtain and maintain all operating permits and approvals to effectuate compliance with all applicable legal requirements (including any requirements, approvals or permits required by any municipality, board, agency, commission and the Federal Communications Commission), (iii) Tenant shall comply with all applicable legal requirements, in connection with such installation,
(iv) Tenant shall promptly repair any damage to Property, including the Building caused by such installation, operation or maintenance, (v) Tenant shall remove the Satellite Antenna and any related conduits and cables and repair any resulting damage (whether caused by installation or removal) to such Property at or prior to the Expiration Date, and (vi) Tenant shall operate the Satellite Antenna in compliance with all applicable codes and regulations of any municipality, board, agency, and/or commission asserting jurisdiction. Tenant shall have the right, in common with others, of reasonable access to the roof and Building communications closets for the installation, operation, maintenance and removal of the Satellite Antenna and related conduits and cables, and for the partial or complete replacement of the foregoing, subject to the provisions of this Lease and to such other reasonable conditions imposed by Landlord. Upon request of Landlord, Tenant shall submit to Landlord a structural analysis showing that the Satellite Antenna will not compromise the structural stability of the roof or any roof appurtenance.

               (B) Notwithstanding the foregoing provisions of this Article, Tenant shall not have the right to install at a location, or, if initially installed, to thereafter operate or maintain at the location, the Satellite Antenna to the extent that Landlord shall reasonably determine that the same will interfere with the use or operation (including the reception and transmission of signals to and from the same) of other existing satellite antennae, microwave dishes or other communications equipment on the roof.

               (C) Landlord, at Landlord's expense, shall have the right, on not less than five (5) days prior written notice (except in the event of an emergency, in which event no notice shall be required), to relocate the Satellite Antenna, which expense shall include the removal of the

Satellite Antenna and the related conduits and cables, the purchasing of materials and equipment necessary for the relocation thereof and the reinstallation of the Satellite Antenna and such conduits and cables at such other location on the roof as shall be designated by Landlord. In connection with the foregoing, (i) Landlord shall select an alternative location for the Satellite Antenna that shall be no less favorable for the reception and transmission of signals to and from the Satellite Antenna as the previous location, (ii) except in cases of emergency, Landlord shall perform the relocation so as to minimize interference with the reception of and/or transmission of signals to and from the Satellite Antenna during any period that Tenant shall be using the Satellite Antenna for the reception and transmission of signals, and (iii) Tenant shall cooperate with Landlord in all reasonable respects relating to any such relocation.

               (D) The rights granted in this Article are granted in connection with, and as part of the rights created under, this Lease, and are not separately transferable or assignable other than in connection with an assignment of Tenant's rights under this Lease as permitted by this Lease.

               (E) Nothing contained in this Article shall be deemed to be a lease by Landlord to Tenant of any portion of the roof.

               (F) At the option of Landlord, Tenant shall pay for the electric submetering of the Satellite Antenna or shall pay to Landlord, as additional rent, the cost of electricity supplied to the Satellite Antenna.

               (G) Tenant acknowledges that the provisions of Article 27 herein concerning Non-liability, Indemnification and Non-Recourse, including, but not limited to Tenant's obligation to indemnify and save harmless Landlord and its agents and to tender a defense for Landlord and its agents applies to any and all claims arising from Tenant's installation, maintenance and/or operation of a Satellite Antenna pursuant to this Article, provided further that said obligations of Tenant to indemnify, save harmless and/or defend Landlord and its agents shall apply as to all claims for injury of any nature, related to installation, maintenance and/or operation of the Satellite Antenna caused by any condition, entity, or person other than the negligence or willful misconduct of Landlord or its agents.

                                   ARTICLE 38
                                    FURNITURE


         Simultaneous with the execution and delivery of this Lease, Tenant shall purchase from Landlord the furniture described in Exhibit "J". On the date Landlord tenders the First Floor Demised Premises to Tenant, Tenant shall purchase from Landlord the furniture described in Exhibit "J-1". Each purchase shall be pursuant to a Bill of Sale in form and substance satisfactory to Landlord and Tenant.

                                   ARTICLE 39
                                NEGATIVE COVENANT


         Provided that this Lease is in full force and effect, that Tenant is not in default under this Lease beyond any applicable notice and cure period, and that Tenant has not subleased the Demised Premises or assigned this Lease, Landlord covenants that it will not lease, rent or permit any space in the Building to be occupied by a tenant that is an air cargo carrier, without first obtaining Tenant's consent.

                                   ARTICLE 40
                                    PAINTING


         Provided that this Lease is in full force and effect, that Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord shall at Landlord's election either: (a) repaint all walls in the Demised Premises after the sixth year of the Lease Term and prior to the seventh year of the Lease Term, which repainting shall consist of one (1) coat of flat or semi-gloss using both the colors and type of paint used by Tenant to repaint the walls when readying the Demised Premises for use by Tenant after the Commencement Date; or (b) reimburse Tenant for the actual cost of repainting the Demised Premises after the sixth year of the Lease Term and before the seventh year of the Lease Term using both the colors and type of paint used by Tenant to repaint the walls when readying the Demised Premises for use by Tenant after the Commencement Date.

                                   ARTICLE 41
                                    PUBLICITY


         No public release or announcement concerning this Lease shall be issued by any party or any of its Affiliates without the prior consent of the other party, except as, in the opinion of counsel of such party, such release or announcement is required by law or the rules or regulations of any United States or foreign securities exchange or commission (in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance); provided, however, that such party may make internal announcements to its and its Affiliates' employees that are consistent with the parties' prior public disclosures regarding this Lease.

                                   ARTICLE 42
                                  STORAGE SPACE

         SECTION 1. In addition to the Demised Premises otherwise defined herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord three thousand nine hundred sixty-five feet (3,965) square feet of storage space, reflected on Exhibit "L" ("Storage Space"). Tenant shall pay Landlord as rent for the Storage Space, the following amounts, to be paid in monthly installments by Tenant as set forth below, with the amounts adjusted in accordance with the terms of this Lease, for the respective periods during the term of the Lease. All such monthly rental installments shall be additional rent and shall be payable on the first day of each month, in advance, and without abatement, offset or deduction whatsoever (except as set forth in Section 2 of this Article 42) as follows:

                                     ANNUAL         MONTHLY
                                  STORAGE SPACE   INSTALLMENT
               RENT YEAR              RENT
               ---------          -------------   -----------
                  1                $43,615.00      $3,634.58
                  2                $43,615.00      $3,634.58
                  3                $43,615.00      $3,634.58
                  4                $43,615.00      $3,634.58
                  5                $47,580.00      $3,965.00
                  6                $47,580.00      $3,965.00
                  7                $47,580.00      $3,965.00
                  8                $47,580.00      $3,965.00
                  9                $51,545.00      $4,295.42
                  10               $51,545.00      $4,295.42
                  11               $51,545.00      $4,295.42
                  12               $51,545.00      $4,295.42

         SECTION 2. Provided Tenant is otherwise in compliance with the terms of this Lease, the additional rent provided under this Article payable by Tenant shall fully abate: (i) for the period preceding the first day of the first Rent Year; and (ii) for the first, second, third and fourth months of the third Rent Year

         SECTION 3. Tenant's rights to use and occupation of the Storage Space are subject to its rights to possession of the Demised Premises under the terms of this Lease. The Storage Space shall be considered part of the Demised Premises and shall be subject to all of the terms and conditions of this Lease as applied to the Demised Premises. The Storage Space shall be delivered to Tenant in its then "as is" condition free of all leases, tenants and/or occupants and provided further that Landlord shall have removed therefrom all of Landlord's (or such prior occupant's) furniture, office equipment and any other articles of personal property located therein. Landlord shall not otherwise be obligated to perform any work to prepare the Storage Space for Tenant.



                                                  LANDLORD:
                                                  TEXACO INC.


                                                  By: /s/ Paul L. Myers
                                                     --------------------------

                                                  TENANT:
                                                  ATLAS AIR, INC.


                                                  By: /s/ James T. Matheny
                                                     --------------------------

STATE OF NEW YORK          )
                           )ss:

COUNTY OF WESTCHESTER      )

         On the 9th day of November, in the year 1999, before me personally came Paul L. Myers to me known, who, being by me duly sworn, did depose and say that he resides in 120 Prospect Street, Ridgefield, Connecticut; that he is the General Manager, Corporate Services, Security and Purchasing of Texaco Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                                  /s/ Betty Jean Tighe
                                                  -----------------------------
                                                  Notary Public


STATE OF NEW YORK          )
                           )ss:
COUNTY OF WESTCHESTER      )

         On the 9th day of November in the year 1999, before me personally came James T. Matheny to me known, who, being by me duly sworn, did depose and say that he resides in 101 Lynbrook Ave., Point Lookout, New York; that he is the Executive Vice President, Operations Development of Atlas Air, Inc. the corporation described in and which executed the above instrument; and that he signed his thereto by authority of the board of directors of said corporation.



                                                  /s/ Betty Jean Tighe
                                                  -----------------------------
                                                  Notary Public